                                                                   EXHIBIT 10.21

                          CROSS ISRAEL HIGHWAY PROJECT

                            CIH-TRANSPONDER CONTRACT

                                       1

DATED  __________________ 2000

(1) DERECH ERETZ HIGHWAYS (1997) Ltd.

(2) TADIRAN TELEMATICS Ltd.

CIH-TRANSPONDERS Supply Agreement made and signed in Tel-Aviv on _______________

BY AND BETWEEN:

DERECH ERETZ HIGHWAYS (1997) Ltd.  (the "BUYER")

And

TADIRAN TELEMATICS Ltd.  (the "SELLER")

Individually referred to as a "PARTY" and collectively as the "PARTIES".

Recitals

WHEREAS Derech Eretz Highways (1997) Ltd. (the "CONCESSIONAIRE") was appointed on 16 February 1998 as the concessionaire for the Project known as the Cross
Israel Highway by signature of the Concession Contract between the Government of
Israel acting on behalf of the State of Israel and the Concessionaire.

WHEREAS The Seller is undertaking to design, develop and manufacture transponders for the electronic toll collection and vehicle operations for the
American market and the Seller is willing to modify such designs in order to manufacture CIH Transponders.

WHEREAS The Seller has submitted a proposal to design, manufacture, supply, provide warranty services, test and commission, the CIH-Transponders for the electronic toll and traffic management system required for the Toll Road, on terms and conditions as defined in the Contract.

WHEREAS The Seller has been selected by the Buyer to develop and produce, subject to the terms of the Contract on an exclusive basis the CIH-Transponders, on terms and conditions as set forth in the Contract; and

WHEREAS The Parties wish to define and settle the legal relationship between them as defined in the terms of the Contract.

                                       2

NOW THEREFORE in consideration of the mutual covenants, conditions, representations and warranties set forth herein, the Parties hereto agree as follows:

1.  The Contract

1.1  Definitions

In addition to the words and expressions defined above and in any Clause below, for the purposes hereof the following words and expressions shall be defined as follows (unless the context otherwise requires):

APPROVAL - means any consent, authorization or permit of any type required or given under and in accordance with the Contract or the Toll Road Law or any other Laws and Regulations.

ATP - means the Acceptance Test Plan that sets out, or calls for, the tests designed to demonstrate that the performance of the CIH-Transponders meets the requirements of the CIH-Transponder specifications required as a condition for the acceptance by the Buyer and Raytheon of the CIH-Transponders in accordance with the Contract.

BUSINESS DAY - means any day that banks are open for business in Tel Aviv.

BUYER OR CONCESSIONAIRE - means Derech Eretz Highways (1997) Ltd.

CHANGE - means any change to the work of the Seller as set forth in the SOW or in the Schedules which is instructed by the Buyer and agreed upon by the Seller or approved as a Change by the Buyer.

CIH TRANSPONDER DOCUMENTS or "TRANSPONDER DOCUMENTS"- means any of those documents to be provided by the Seller as defined in Clause 1.6 hereinunder.

CIH TRANSPONDERS - means the transponders to be supplied by the Seller in accordance with the specifications and the terms of the Contract.

CIH-TRANSPONDER SPECIFICATIONS - means the criteria and specifications in
Schedule 2.3.

CIH TRANSPONDER WORK - means all activities associated with the design, qualification, testing, integration, production, logistics and documentation.

CONCESSION CONTRACT - means the Concession Contract entered into between the
State and the Concessionaire on 16 February 1998 for the Toll Road and all
annexes and volumes thereto or referred to therein, as amended by an addendum dated 28th October, 1999 and as may be further amended in accordance with the terms thereof from time to time.

CONTRACT - means the entirety of this agreement , including, without limitation the Schedules, as such may be amended in accordance with the terms hereof from time to time.

                                       3

CONTRACT PERIOD - means the period, commencing on the date of execution of the
Contract.

DAY - means a calendar day.

DETAILED DESIGN - means the detailed design for the CIH-Transponders with its
ICD (Interface Control Document) to the ETTM system.

DISPUTE - as defined in Clause 20.

DISPUTE RESOLUTION PROCEDURE - means the procedure set out in Clause 20.

DOLLAR OR $ - means the lawful currency of the United States of America from time to time and, subject to any express provision to the contrary, whenever a conversion is to be made hereunder from Dollars to NIS or vice versa, such conversion shall be made in accordance with the Representative Rate last published by the Bank of Israel as at the date of the conversion.

ESCROW AGREEMENT - means the agreement substantially in the form attached hereto providing for the licensing and other use by the Buyer, or its nominees, including, without limitation, the State of Israel, of certain intellectual property of the Seller subject to and in accordance with the provisions of such agreement, as such may be amended in accordance with the terms thereof from time to time.

ETTM - means the electronic toll and traffic management system to be installed by Raytheon Company ("Raytheon") on the Toll Road pursuant to a contract dated
26 April 1999, by and between Raytheon Company and the Derech Eretz Construction
Joint Venture.

FINAL ACCEPTANCE CERTIFICATE - means the certificate issued by the Buyer after successful completion of all required tests and compliance with quality assurance specifications.

FORCE MAJEURE - as defined in Clause 19.

INTELLECTUAL PROPERTY - means any and all inventions, patents, patent applications, statutory invention registrations, mask works, copy rights, trade secrets, know-how, moral rights and all other proprietary rights or information in relation to and/or in connection with the CIH-Transponders.

INTERIM PAYMENT CERTIFICATE - means any payment certificate issued by the Buyer under Clause 17.

ISRAELI CPI - means the Israeli consumer price index (also known as the cost of living index) which includes fruit and vegetables and which is published by the
Israeli Central Bureau of Statistics or any entity which replaces it.

LAWS AND REGULATIONS - The laws and regulations, orders, rules, ordinances, statutes, standards and administrative orders in Israel, as amended, and/
supplemented and/or modified from time to time.

                                       4

LICENSE - means the license granted to the Buyer providing for the use by the
Buyer of the Seller's Intellectual Property as set forth herein and in the
Escrow Agreement.

MILESTONE(S) - means a specific deliverable or requirement to be delivered or met by the Seller by a certain date as may be adjusted in accordance with the
Contract.

MILESTONE PLAN - means the plan that sets out the Milestones to be achieved by the Seller from time to time.

MILLENNIUM (Y2K) COMPLIANT - as defined in Clause 3.1.

NIS - means New Israeli Shekels and, subject to any express provision to the contrary, whenever a conversion is to be made hereunder from New Israeli Shekels to Dollars or vice versa, such conversion shall be made in accordance with the
Representative Rate last published by the Bank of Israel as at the date of the conversion.

NIS LINKAGE DIFFERENTIAL - means the method of adjusting any NIS amount in the
Contract which is linked to the Basic Index and indexed to the Israeli CPI by multiplying such amount by a fraction, the numerator of which is the New Index, and the denominator of which is the Basic Index, where the New Index is the
Israeli CPI published which pertains to the month in which the amount is to be paid (or, if the context requires, to be determined) in accordance with the
Contract or, under Clause 17, the month to which an Interim Payment Certificate applies.

PARTY OR PARTIES - means the Buyer, the Seller and/or the Buyer and Seller as the case may be and the context requires.

PERFORMANCE SECURITIES -has the meaning set out in Clause 3.2.

PERSON - means any individual, partnership, corporation, company, business organization, trust, or other entity.

PLANS - means all documents, plans, schedules, models, design, samples, technical information or data (written or oral) and source codes.

REPRESENTATIVE RATE - means the representative rate of exchange for NIS to
Dollar, or vice versa, published by the Bank of Israel.

SCHEDULES - means the schedules to the Contract.

SOW - means Schedule 1 to the Contract called the Statement of Work that sets out the scope of the work of the Seller in respect of the CIH-Transponders.

SPR - means Schedule 2 to the ETTM supply contract entitled the "System
Performance Requirements" that sets out the functional and performance criterion and specifications for the ETTM in accordance with related performance criteria for the CIH Transponders as part of an integrated system.

                                       5

STATE - means the State of Israel acting directly or through an authorized representative.

SUBCONTRACTOR - means anyone who is a subcontractor, manufacturer or supplier to the Seller, of any tier.

TAXES - as defined in Clause 17.1.2.

TERMINATION NOTICE - as defined in Clause 18.4.

TOLL ROAD LAW - means the Toll Road (Israel National Highway) Law, 1995 as amended, and/ supplemented and/or modified from time to time

TOLL ROAD OR HIGHWAY - means the section of the Israel National Road (as defined in the Toll Road Law) which is known as Cross Israel Highway (Road No. 6) in memory of Yitzhak Rabin from Route 65 to Route 3.

WARRANTY PERIOD - means, in respect of each delivery of CIH-Transponders, the period commencing on the date the Seller has issued a notice of acceptance of delivery accompanied by a certificate of the Buyer's Representative and ending eighteen (18) months thereafter. The criteria for the batteries will provide that they are to remain active for a period of six years under operating conditions, in accordance with the specifications established therefor.

YEAR - means a period of three hundred and sixty-five (365) days.

1.2  INTERPRETATION

Words importing persons or parties shall include firms and corporations and any organization having legal capacity. Words importing the singular also include the plural and vice versa where the context requires. Words importing one gender also include other genders.

Wherever there is a reference to tests or testing in the Contract, such reference shall encompass verification methodology including inspection, analysis and demonstration if the context so requires. Wherever there is a reference to "successful" completion or the "passing" of any test, such reference means the meeting or passing of such verification methodology or such test, as the context requires.

1.3  LANGUAGE

The language of the Contract is English and the language for day to day communications between the Parties shall be English. All documentation to be provided hereunder shall be provided in English, unless the Buyer stipulates otherwise in writing, in which case the document will be produced in Hebrew, at no extra cost to the Buyer.

                                       6

1.4  THE SELLER

1.4.1 The Seller shall assume full responsibility for the proper and timely development, manufacture and delivery of the CIH-Transponders in accordance with the Contract. Without limiting the generality of the foregoing, the Seller shall be solely responsible for the means, methods, techniques, sequences and procedures for the execution of the Seller's obligations pursuant to the
Contract and the design and manufacture by it of the CIH-Transponders.

1.4.2 The Seller shall at all times ensure that it has sufficient, suitable and qualified personnel in sufficient number to undertake the responsibilities vested in the Seller hereunder.

1.5  PRIORITY OF DOCUMENTS

The documents forming the Contract are to be taken as mutually explanatory of one another. If there is any ambiguity or discrepancy in the documents, the priority of the documents shall be as follows:

(i) The Contract;

(ii) The Schedules, each Schedule having priority over the other Schedules in respect of its specific focus;

(iii) The CIH-Transponders requirements and Documents, which documentation of a later date shall prevail (unless otherwise expressly specified therein or herein).

1.6  TRANSPONDER DOCUMENTS

The Seller shall provide the Buyer at its designated office (except for those documents to be submitted into escrow) one complete set of documents forming the
Contract, the CIH-Transponders, CIH Transponder specifications, CIH Transponder functional requirements data sheets and any Changes thereto.

The list of documents ("TRANSPONDER DOCUMENTS") to be provided is but not limited to the following: Product tree, Flow charts, Electrical drawings,
Mechanical and layout drawings, Electrical harnesses and wiring drawings, Gerber
Files for Printed Circuit Boards, Assembly instructions and drawings, Parts and vendors list, Test setup and procedures, Executable Software files, Programming
Instructions for Firmware (ASIC and any other programming devices),
Specifications for Special Components, Authorization letter assignment for the direct Procurement of standard and special Components.

1.7  COMMUNICATIONS

1.7.1 Wherever provision is made for the giving or the issue of any notice, instruction, directive, consent, approval, certificate, or determination hereunder, unless otherwise specified, such communication shall be given in writing.

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Wherever provision is made for a communication to be "written" or "in writing", this means any hand-written, typewritten or printed communication, including one of the systems of electronic transmission contemplated below.

All certificates, notices or written instructions or directives to be given to the Seller by the Buyer, and all notices or requests to be given to the Buyer by the Seller, as required hereunder, shall be delivered by hand, or be sent by registered mail or by telefax or E-mail. The addresses for the receipt of such communications shall be as stated below.

1.7.2 Any such notice or other communication shall be duly served:

(a) if personally delivered, at the time of receipt; or

(b) if sent by registered mail, on the fifth day following the date of posting;

(c) if sent by facsimile or other electronic transmission, upon successful transmission;

For the purpose of such service it shall be sufficient to prove that:

(1) personal delivery was made and verified by written acknowledgment of receipt;

(2) the letter was properly addressed and dispatched and verified by registered postal receipt; or

(3) the electronic transmission was properly addressed and dispatched and immediately backed up by a personal delivery or letter sent by registered mail and verified in the manner above.

For the purposes of the Contract, the following addresses and fax numbers shall be deemed to be the addresses of the Parties:

The Buyer

Address:  DERECH ERETZ HIGHWAYS (1997) LTD.
23 Hamelacha Street, Park Afek Industrial Area, Rosh Ha'ayin, Israel
Telefax:  972-3-9036248
E-Mail:  savione@derech-eretz.com
Attention of: Mr. Ehud Savion

The Seller

Address:  TADIRAN TELEMATICS LTD.
26 Hashoftim St. POB 267, Holon 58102, Israel
Telefax:  972-3-557-5703
E-Mail:  eddy@tadiran- telematics.com
Attention of: Mr. Eddy Kafry

or such other address or telefax number as may be specified by the relevant
Party in writing.

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1.8  PROVISION OF CIH-TRANSPONDER DOCUMENTS

The CIH Transponder Documents shall be prepared in a form and at a level of detail consistent with good commercial practice and the requirements of the
Schedules.

The Seller shall submit the following documents into escrow, following review by the Buyer: The documents to be submitted into escrow are the Product tree, Flow charts, Electrical drawings, Mechanical and layout drawings, Electrical harnesses and wiring drawings, Gerber Files for Printed Circuit Boards, Assembly instructions and drawings, Parts and vendors list, Test setup and procedures,
Executable Software files, Programming Instructions for Firmware (ASIC and any other programming devices), Specifications for Special Components, Authorization
letter assignment for the direct Procurement of standard and special Components.

The Escrow Agreement substantially in the form hereof, shall be entered into between the Parties and an escrow agent (the identity of whom is to be agreed)
within three months of the signing of the Agreement.

1.9  BUYER'S USE OF SELLER'S DOCUMENTS

(a) The Buyer may use the documents in accordance with the provisions of the
Escrow Agreement for any maintenance or enhancements and/or upgrades only related to projects in Israel.

(b) The Seller agrees, at the Buyer's request, to take all such actions and execute all such documents as necessary to give effect to the Contract and enable the Buyer to exercise, defend or enforce its rights under the Contract.
The Seller agrees that it shall not do or fail to do any act, which would or might prejudice the Buyer's rights under the Contract.

1.9.1 SELLER'S RIGHT TO THE TRANSPONDER DOCUMENTS

Subject to the provisions of the Escrow Agreement and Clause 5.11 of the
Concession Contract, the Seller shall have the exclusive ownership and right to use the Transponder Documents and design documents referred for the purpose of commercial engagement with other parties. All Intellectual Property rights in the documents issued by the Seller to the Buyer shall (as between the parties)
be owned by the Seller. The Buyer acknowledges and undertakes, if required by the Seller to sign a non-disclosure agreement in a form to be agreed and to take all reasonable steps required to maintain confidentiality. The Buyer may, at its own cost, copy, use and communicate any such documents for the purposes of the
Contract subject to the confidentiality restrictions contained herein (which restrictions will, in turn, be imposed by the Seller (for the benefit of the
Seller and the Buyer, or its Subcontractors in connection with any such purposes). Notwithstanding the above, such documents shall not, without the
Seller's consent, be used, copied or communicated to a third party by the Buyer, except as necessary for the purposes of the Contract and without limiting the rights and obligations of the Buyer to maintain confidentiality. The Seller expressly agrees that the documents may be issued to Raytheon subject to the terms of a non disclosure agreement between them.

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1.10 SELLER'S USE OF BUYER'S DOCUMENTS

All intellectual Property rights in the documents issued by the Buyer to the
Seller shall (as between the Parties) be owned by the Buyer. The Seller acknowledges and undertakes to sign a non-disclosure agreement required by
Raytheon Systems Company and to take all acts required to maintain complete confidentiality. The Seller may (at its cost) copy, use and communicate any such documents for the purposes of the Contract subject to confidentiality restrictions contained herein (which restrictions will, in turn, be imposed by the Seller (for the benefit of the Seller and the Buyer, and if required, also to Raytheon) or its Subcontractors in connection with any such purposes).
Notwithstanding the above, such documents shall not, without the Buyer's consent, be used, copied or communicated to a third party by the Seller, except as necessary for the purposes of the Contract and without limiting the rights and obligations of the Seller to maintain confidentiality.

1.11  Not used.

1.12 COMPLIANCE

1.12.1 The Seller shall, in all matters arising out of the performance of its obligations under the Contract, comply with, give all notices under, and pay all fees if required by the provisions of any Laws or Regulations.

1.12.2 The Seller shall bear full and sole responsibility for the design, manufacture, supply and successful completion of the ATP.

1.12.3 At the Buyer's request, the Seller shall attend at no extra cost to the
Buyer meetings pertaining to the design of the CIH Transponders with Raytheon, or any other Person involved in the development of the Toll Road, all as may be required by the Buyer.

1.13 PROVISIONS OF CONCESSION CONTRACT

1.13.1 The Seller acknowledges that it has received a copy of the Concession
Contract and is fully aware of and understands those terms and conditions of the
Concession Contract (including inter alia, Clause 5.11 thereof) that are required for the interpretation of the Contract in regard to the CIH-Transponder development, Intellectual Property and manufacture and utilization by the State of the Intellectual Property and CIH Transponders for other projects. For the avoidance of doubt, it is hereby agreed that the Seller shall not be deemed to be a party to the Concession Contract.

1.13.2 The Buyer shall use best efforts to obtain a reader-beacon unit to support development tasks until the final acceptance of the CIH Transponders and beyond, as a factory in-house test and integration tool for at least 3 years after each batch order has been delivery to the Buyer. The Seller shall pay the amount payable to the supplier for the purchase of the reader beacon unit. It is hereby agreed that the Buyer shall not have any absolutely whatsoever for the reader-beacon including the performance thereof.

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2.  THE BUYER

2.1  GENERAL OBLIGATIONS

The Buyer shall be responsible for providing the Seller with CIH-Transponder requirements, and specifications.

The Buyer hereby warrants and represents that there are no limitations upon it which may prevent it from entering into the Contract, or which will not have been fulfilled upon it entering into the Contract. The Buyer undertakes to purchase one hundred and fifty thousand (150,000) CIH Transponders on the terms and conditions set forth in the Contract, subject to the prior completion by the
Seller of the ATP.

3.  THE SELLER

3.1  GENERAL OBLIGATIONS

Without derogating from the other provisions of the Contract, the Seller warrants and undertakes that the design of the CIH-Transponders shall be carried out in a diligent and professional manner and in full compliance with all requirements and instructions as set forth in the Contract.

The Seller shall perform or cause to be performed all work and services required in connection with the design, manufacture, supply and successful completion of the ATP and thereafter the provision of warranty services.

The Seller shall carry out the aforesaid activities in relation to the
CIH-Transponders in accordance with the Program. The Seller shall bear sole responsibility for the adequacy of the design and compliance with the provisions of the Contract, Plans and the provisions of any Laws and Regulations, and for the compatibility of the design to all applicable commercial Transponder utilization safety standards (radio frequency exposure, electro magnetic compatibility to vehicle and driving safety) and full compliance to the Ministry of Communications frequency license and class qualification by authorized institutes of the Ministry of Communications.

The Seller shall be responsible for all superintendence, labor, plant, materials, seller's equipment, and all other things, whether of a temporary or permanent nature, required in and for such design, manufacture, supply and provision of warranty services.

The Seller shall take all reasonable and prudent measures for the adequacy, stability and safety of all operations relating to the development and manufacture of the CIH-Transponders.

All the Seller's personnel who shall perform the Contract shall have the necessary experience, expertise, and resources to observe, perform and fulfill their respective obligations under the Contract.

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The Seller hereby represents and warrants that there is no suit, action, dispute, civil or criminal litigation, claim, arbitration, or legal, administrative or other proceeding or governmental investigation, including appeals and applications for review (collectively: "Suits") or, to the best of the Seller's knowledge, information and belief, threatened against it, that would adversely affect (i) the Seller's ability to perform the Contract or, (ii)
the rights delivered to the Buyer pursuant to the Contract. To the best of its knowledge, information and belief, the Seller warrants that there are no facts known to it which are likely to give rise to any such Suits. There is not presently outstanding against it, any judgment, execution, order, decree, or rule of any court, administrative agency, governmental authority, or arbitrator, which affects the performance by the Seller under this Contract.

No part of the CIH-Transponders shall contain any "back door", or any protection feature, contaminants, computer viruses, time locks, "time bombs", "Trojan horses" or other software routines or hardware components or devices, including, codes or instructions, that may be used to access (without authorization), deny access, modify, delete, disrupt, damage, disable, erase or render inoperable any part of the CIH-Transponders.

The Seller warrants and undertakes that the CIH-Transponders will be "Millennium
(Y2K) Compliant" and as such will be Year 2000 (Y2K) compatible, in that it:

They are designed to be used after 1st January 2000;

Will not be affected either in performance or in functionality by the advent of the year 2000;

Will always operate without error in connection with data and all fields relating to dates ("Date Fields"), including but not limited to leap year calculations; Will not abnormally end, crash, be interrupted in its operation or generate incorrect values or invalid results whether as a result of Date Fields, or values in Date Fields, or any code relating to Date Fields, or date-related user or program interfaces including but not limited to any Date Fields which represent or reference different centuries or more than one century; and

Will be capable of century recognition, and will correctly carry out all calculations relating to same century and multi century formulae and date values.

3.2  PERFORMANCE SECURITY

The Seller shall obtain the Performance Security, in the forms and amount of one hundred and fifty thousand US Dollars ($150,000) as set forth in Schedule 3.2 and deliver it to the Buyer within [7] - days of the signing of the Contract.
The Performance Security shall be valid until three months following the delivery of the last batch of fifty thousand CIH Transponders to the Buyer.
Where in respect of any Performance Securities, the entity issuing the
Performance Security has been downgraded such that the Governor of the Bank of
Israel or the supervisor of Israeli banks has exercised any of their respective powers under Section 8C, 8D(a) (2)(3)(4) or 8D(c) of the Banking Ordinance
(1941) as amended, the Seller shall procure that a replacement

                                       12

Performance Security to the satisfaction of the Buyer is obtained within ten
(10) Days of such downgrade.

In addition, as of the date of the successful delivery of the first batch of 100
CIH transponders as described in Section 9, the Seller hereby undertakes to cause [parent company of the Seller] to enter into a parental company guarantee
(in a form to be agreed) in favour of the Buyer, guaranteeing all the representations, covenants and undertakings of the Seller hereunder.

3.3  SELLER PAYMENTS TO SUB-CONTRACTORS

The Seller will be solely responsible for paying each Subcontractor and any other Person to whom any amount is due from the Seller including, without limitation, for design, services, equipment, materials or supplies in connection with the CIH-Transponders.

3.4 CORRECTNESS OF DIMENSIONS

3.4.1 CORRECTNESS AND POSITION

The Seller shall be responsible for the true, proper and accurate
CIH-Transponder performance, specified in the Schedules, and for the correctness of the dimensions, the withstanding of environmental requirements, software integrity etc. of all parts of the CIH-Transponders and for the provision of all necessary instruments, appliances and -labor in connection therewith. If, at any time before the Buyer's notice of acceptance, any error shall appear during the progress of the CIH-Transponder development or manufacture, the Seller shall, at its own cost, rectify such error. If such error is applicable to a complete batch or Date-Code delivery, the Seller will assume full responsibility for any error correction.

3.4.2 QUALITY ASSURANCE

The Seller shall institute a Quality Assurance Program to comply with the requirements of the Contract and ISO-9002, and shall perform the Contract in accordance with such standards. Compliance with such Quality Assurance Program shall not relieve the Seller from any of its duties, obligations or responsibilities under the Contract.

3.4.3 RISKS AND CONTRACT PRICE

The Seller shall be deemed to have obtained all information as to risks, contingencies and other circumstances, which may influence or affect the
Contract Price, delivery dates, performance and quantities.

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4.  PROGRAM

4.1  METHOD OF EXECUTION

The Seller shall, whenever reasonably required by the Buyer, provide in writing, for information, a description of the workflow and sequencing of the work, which the Seller intends to use for the execution of the Contract.

4.2  INTEGRATION OF THE CIH-TRANSPONDERS WITH THE ETTM WORKS

The Seller shall be responsible for supporting the integrating of the
CIH-Transponders with the ETTM system in Israel and at Raytheon facilities located at Fullerton, CA, USA, if required.

4.3  PROGRESS REPORTS

Progress reports shall be prepared by the Seller and submitted to the Buyer in a format instructed by the Buyer. The progress reporting will commence upon the signing of the Contract. Reports shall be submitted quarterly, each within fourteen (14) Days of the last Day of the period to which it relates. Reporting shall continue until the termination of the Contract for the period whenever services are being performed by the Seller.

(i) Detailed descriptions of progress, including each stage of design, procurement, manufacture, delivery, and testing;

(ii) Comparisons of actual and planned progress, with details of any aspects which may jeopardize the completion in accordance with the Contract and the
Program, and the measures being (or to be) adopted to overcome such aspects
(inclusive but not limited to steps to be taken to recovery); and;

(iii) Any other progress status information relating to the CIH-Transponders reasonably requested by the Buyer.

5. REPRESENTATIONS AND WARRANTIES

(a) Each Party represents and warrants that it is a company duly organized, validly existing and in good standing under the laws of the State of Israel and has all requisite corporate powers to carry out its obligations under the
Contract. Furthermore, each Party represents and warrants that it is qualified to do business and is in good standing under all-applicable laws where its business is being conducted and where such business will be conducted under the
Contract.

(b) Each Party represents and warrants that the execution and the fulfillment of the provisions of the Contract in their entirety, on time and precisely, do not conflict with, violate, create legal impediments under or breach the terms of the articles of incorporation or other creating documents, its by-laws or any agreements and Laws and Regulations binding upon it.

                                       14

(c) The Seller represents and warrants that it has fully familiarized itself with all aspects of the CIH-Transponder requirements and has all the knowledge, experience, qualifications and ability to carry out the Contract in accordance with its terms and any Laws and Regulations.

(d) The Seller represents and warrants that it has conducted a full review and examination of all aspects of the intellectual property involved in executing the Contract to its satisfaction and accordingly accepts responsibility for the fact that the execution of the Contract or any part thereof shall not involve an infringement of any patent and/or design and/or trademark and/or trade secret and/or know-how and/or good will and/or copyright and/or other right belonging to any third party.

(e) Each Party represents and warrants that it is not subject to any fines, penalties, injunctive relief or criminal liabilities which in the aggregate have materially affected or may materially affect its business operations or financial condition or its ability to perform the Contract. No representation or warranty by the Seller contained herein contains or will contain any untrue statement of material fact or omits or will omit to state a material fact necessary to make such representation or warranty not misleading in light of the circumstances under which it was made.

(f) Each Party hereby acknowledges that the undertaking to purchase one hundred and fifty thousand CIH Transponders, subject to the Seller fulfilling the ATP and other terms of the Contract forms the basis of the Contract.

Each Party hereby acknowledges that the other Party has entered into the
Contract on the basis of these representations, warranties, information and data.

6.  DESIGN & PRODUCTION

6.1  GENERAL OBLIGATIONS

The Seller shall carry out, and be responsible for, the preliminary design and the Detailed Design of the CIH-Transponders. The Seller holds itself, and its design Subcontractors as having the experience, qualifications and capability necessary for the fulfillment of the Contract.

6.2  CIH-TRANSPONDER DOCUMENTS

6.2.1 The Seller shall prepare CIH-Transponder Documents in accordance with the requirements of the Contract.

6.2.2 Subject to the provisions of confidentiality, each of the CIH-Transponder
Documents requiring review and approval by the Buyer, when considered ready for use, shall be submitted to the Buyer for review. All CIH Transponder Documents shall be ready for a critical design review within six months of the signing of the Contract. In this Clause, "review period" means the period required by the
Buyer to carry out its review. Such review shall be carried out expeditiously by the Buyer and, in any event, such review period shall not exceed twenty-one (21)
Days, calculated from the date on which the Buyer receives a CIH-Transponder
Document and the Seller's notice that it is considered ready, in accordance with this Clause, for use. If the

                                       15

Buyer, within such review period, notifies the Seller that such CIH-Transponder
Document fails (to the extent stated) to comply with any requirements of the
Contract, it shall be rectified, resubmitted to the Buyer by the Seller and reviewed by the Buyer within a reasonable period, based on the extent to which the CIH-Transponder Document fails to comply with such requirements, at the
Seller's cost.

6.2.3 If the Buyer instructs that documents other than CIH-Transponder Documents are necessary, the Seller shall upon receiving the Buyer's instructions prepare such documentation (at the Buyer's cost, providing always that such cost is reasonable) and, if requested by the Buyer, submit such documents for review.

6.2.4 The Seller at its cost shall rectify errors, omissions, ambiguities, and inconsistencies, inadequacies and other defects in the CIH-Transponder
Documents.

6.2.5 No approval, comment, review or failure to notify the Seller of any defect by the Buyer as aforesaid shall relieve the Seller of any of its obligations or responsibilities hereunder or constitute a waiver by the Buyer of any of its rights hereunder.)

6.3  TECHNICAL STANDARDS AND REGULATIONS

The Detailed Design, the CIH-Transponder Documents, and the performance by the
Seller of the Contract shall comply with the Contract, Laws and Regulations and
ISO 9002.

6.4 Not Used.

6.5  INTELLECTUAL PROPERTY

6.5.1 The Seller hereby acknowledges that all CIH Documents shall be delivered to the escrow agent in accordance with the Escrow Agreement against delivery of the first batch of fifty thousand CIH Transponders.

6.5.2 The Intellectual Property shall be the property of the Seller. The Seller agrees to extend to the Buyer throughout the Contract Period and thereafter all the requisite licenses for all Intellectual Property, utilized directly or indirectly in or in connection with the CIH-Transponders as necessary to give effect to the terms of the Contract and the Concession Contract.

6.5.3 In addition, the Seller shall grant the State any use licenses which the
Buyer is obligated to provide the State pursuant to the Concession Contract.
Without derogating from the generality of the foregoing, the Seller hereby confirms that:

(i) it shall ensure that at the end of the Concession Period (as defined in the
Concession Contract) or upon the termination of the Concession Contract for any reason, the State shall be granted all the licenses to use the CIH Transponders including, without derogating from the generality of the foregoing, the right to use the CIH Transponders, in connection with the Toll Road and the Miscellaneous
Structures (as both terms are defined in the Concession Contract). The Seller

                                       16

agrees that the State shall be entitled to request modifications, Changes, upgrades or enhancements to the CIH Transponders and it is hereby agreed that
Clause 17.5 below will apply mutatis mutandis.

(ii) it shall make the CIH Transponders available to the State, for use in other transport projects in Israel on competitive terms and in any case on such terms which are no more favourable to the Seller than the terms under this Contract.
The Seller agrees that the State shall be entitled to request modifications,
Changes, upgrades or enhancements to the CIH Transponders to adapt them for use on other transportation projects in Israel and it is hereby agreed that Clause
17.5 below will apply mutatis mutandis.

(iii) The Seller acknowledges the Buyer's obligation pursuant to the Concession
Contract to ensure the State's right to use the CIH Transponders as set forth in this Clause throughout the Concession Period (as defined in the Concession
Contract) and thereafter also to other roads throughout the State of Israel, provided that in such case the terms of the licenses required for use of the CIH
Transponders shall be no less favourable to the State and the public than the terms which apply with respect to the Toll Road.

6.5.4 The Seller will be responsible for the execution of the Contract without any infringement of any patent and/or design and/or trade mark and/or trade secret and/or know-how and/or copyright and/or other intellectual property right or other proprietary right belonging to a third party (hereinafter "Third Party
Intellectual Property Rights"). The Buyer will indemnify the Seller for any patent infringement that may be contained in the CIH Transponder specification furnished to the Seller by the Buyer.
In addition, before receipt of the Final Acceptance Certificate, the Seller shall deliver to the Buyer written confirmation signed by the Seller and any third party who was involved in the Contract on behalf of the Seller and whose identity shall be recorded by the Buyer, whereby the Seller and any such third party do not have any claim or "moral right" with respect to any element of the
CIH-Transponders which will prevent any changes or amendments being made in any element of the CIH-Transponders. Such written confirmation shall not apply to commercial off-the-shelf software.

The Seller is aware that the ETTM and the Toll Road shall be operated by the
Operator and the Seller hereby confirms that the Concessionaire and/or any nominees or successors thereof shall have the right to assign its rights and obligations or sub-license to the Operator the right to use the Intellectual
Property in Israel.

6.5.5 The Seller undertakes to indemnify the Buyer from and against any claim or expense arising from an infringement of Third Party Intellectual Property rights based upon a claim that the use of the technology in the CIH-Transponders as authorized under this Contract constitutes such an infringement and shall be solely responsible for payment of royalties and compensation for such infringement for any use of patent rights, registered designs, trade marks, trade secrets, know how, copyright or other intellectual property rights and shall be solely responsible for any and all related damages, liabilities, losses, costs, expenses (including attorney's fees), demands,

                                       17

claims, actions, proceedings (whether civil or criminal), orders, judgments, penalties, fines, damages and other remedies that apply with respect to the
Buyer and/or the State. The Buyer shall afford the Seller the opportunity to defend itself against any such claim and the Seller shall indemnify the Buyer within thirty days of a ruling to pay.

The terms and obligations imposed by the above Clause (as between the parties)
shall survive the expiry or termination of the Contract for any reason other than termination of the Contract due to a breach by the Buyer. The terms and obligations imposed by the above Clause which apply to the State shall survive the expiry or termination of the Contract for any reason.

7.  SELLER'S RESPONSIBILITY

The Seller shall be responsible for any loss or damage to the Buyer and/or any third parties (including those working on the Project or those using the Toll
Road) to the extent arising out of or related to the Seller's negligence or breach of its obligations under the Contract. The Seller shall be responsible for any and all damages, liabilities, losses, costs, expenses (including attorney's fees), demands, claims, actions, proceedings (whether civil or criminal), orders, judgments, penalties, fines, damages, compensation and other remedies to the extent arising from or brought in connection with the Seller's negligence or breach of its obligations under the Contract 8. MANUFACTURE

8.1  INSPECTION

The Buyer (together with representatives of the State pursuant to the Concession
Contract) shall be entitled to, during the manufacture, fabrication and preparation at any places where work is being carried out, inspect and examine the manufacture of the CIH Transponders.

8.2  REJECTION

Until the Buyer accepts the CIH-Transponders in accordance with the Contract, any design or workmanship that is defective or otherwise not in conformity with the specifications may be rejected by the Buyer, whereupon the Buyer shall notify the Seller promptly, stating his reasons. The Seller shall then promptly make good the defect or non-conformity and ensure that the rejected item complies with the Contract.

If the Buyer identifies, any design or workmanship rejection and re-testing which in-turn will cause the Seller to incur additional costs, such costs shall be borne by the Seller. If the Buyer determines that any test or requirement was not carried out in accordance with the Contract, the Buyer may order a re-test at the cost of the Seller.

8.3 NO WAIVER

Any inspection, examination, or testing pursuant to the Contract shall not relieve the Seller from any of its obligations under the Contract including, without limitation, any warranty obligations. No breach by the Seller shall be waived or deemed to have been waived by any such inspection, examination or testing. Failure to carry out any such inspection, examination or testing shall not

                                       18

constitute a waiver of any of the other rights of the Buyer under this Contract or of the right to inspection or examination if proper notice in respect thereof has not been given by the Seller.

9.  COMMENCEMENT, DELAYS AND SUSPENSION

9.1  COMMENCEMENT OF CIH-TRANSPONDER DEVELOPMENT

The Seller shall commence the design and execution of the design and manufacture of the CIH Transponders in accordance with the Program.

9.2  TIME FOR COMPLETION

The first batch of CIH Transponders, to include the testing and qualification thereof by Raytheon, excluding warranty services, shall be ready for delivery to the Buyer in accordance with Clause 14.1 below. The ATP shall occur within twelve months of the signing of the Contract. If the Seller fails to reach the
ATP by such date or if the Buyer is of the reasonable opinion that the Seller will be unable to meet such a date, the Buyer shall be entitled to terminate the
Contract.

10.  TESTING

10.1  SELLER'S OBLIGATION

The Seller shall carry out the tests set forth in, or called for under, the
Acceptance Test Plan, in accordance with the Contract.

The Seller shall give twenty (20) Days prior notice of the date which the Seller will be ready to carry out such tests. The Buyer shall provide notice to the
Implementing Authority (as such term is defined in the Concession Contract) of those tests which the Concession Contract stipulates that notice thereof must be provided. Unless otherwise agreed, such tests shall be coordinated with Raytheon and the results shall be reported in accordance with the appropriate Schedule.

10.2 DELAYED TESTS

If such tests are being unduly delayed by the Seller, the Buyer may by notice require the Seller to carry out such tests within twenty-one (21) Days after the receipt of such notice. The Seller shall carry out such tests on such Day or
Days within that period as notified by the Seller to the Buyer.

10.3 RE-TESTING

If any element of the CIH-Transponders fail to pass any one of such tests or any re-test, the Buyer may require such failed tests, and tests on any related work, to be repeated.

                                       19

10.4 RE-TESTING FAILURE

After failure of the Seller to pass the re-test as specified in Clause 10.3, the
Seller shall be entitled to an additional sixty days within which to pass such test, failure to do so, will entitle the Buyer to terminate the Contract.

11. ACCEPTANCE OF THE CIH-TRANSPONDERS.

11.1 ACCEPTANCE OF THE CIH-TRANSPONDERS.

11.1.1 When all the relevant tests have been successfully completed in accordance with the Acceptance Test Plan, the Buyer shall accept the
CIH-Transponders. No later than ten (10) Business Days following the completion of such tests the Seller shall by notice to the Buyer make a request for the acceptance by the Buyer. Such request shall be accompanied by a certificate of the Raytheon representative certifying acceptance of the CIH Transponder in accordance with the ATP.

11.2 NOTICE OF ACCEPTANCE

Within ten (10) days of the Seller successfully completing all of the relevant tests specified in the Acceptance Test Plan, and the correction to the satisfaction of the Buyer of all outstanding Minor Deficiencies, the Buyer shall issue a Notice of Acceptance to the Seller provided the Seller has completed all of its other obligations to be completed by the Seller in accordance with the
Contract up to the ATP Date Milestone.

12. NOT USED.

13. NOT USED.

14. CIH-TRANSPONDERS ORDERS, SUPPLY AND PRICE

14.1 Following the successful completion of the ATP, the Seller undertakes to supply and the Buyer undertakes to purchase an initial order of forty thousand
(40,000) CIH-Transponders, at a price per CIH Transponder of NIS 100 linked to the Israeli CPI for the month of April 1996 (the "Initial Batch"). The Seller shall supply the Initial Batch by no later than 15th April 2002 but no earlier than 15th January 2002. The Seller shall also provide the Buyer together with the Initial Batch, at no extra cost, an additional batch of fifteen thousand
(15,000) CIH - Transponders

Subject to Clause 14.2 below, the balance of the CIH Transponders will be delivered to the Buyer at a price per CIH Transponder of NIS 100 linked to the
Israeli CPI for the month of April 1996 as follows:

15th January 2003 - Sixty Thousand (60,000) Transponders.

15th January 2005 - Twenty five thousand (25,000) CIH Transponders.

                                       20

15th January 2006 - Twenty five thousand (25,000) CIH Transponders.

14.2 Notwithstanding, the Seller hereby undertakes that at the request of the
Buyer, it shall supply consecutive orders of CIH-Transponders, in accordance with the CIH-Transponder specifications at a minimum batch order and delivery of twenty five thousand (25,000) CIH-Transponders per year. The Buyer shall provide the Seller with at least four months prior notice of the date upon which it requires the CIH Transponders to be delivered (save for the initial batch which will be delivered in accordance with Clause 9.2 above. These subsequent batch orders shall be delivered to the Buyer at a unit cost of NIS100 linked to the
Israeli CPI for the month of April 1996. The Buyer shall have the option to increase base orders by multiples of twenty five thousand (25,000) units.

14.3 Notwithstanding the aforementioned prices, the Seller undertakes to sell
CIH Transponders to the Buyer in Israel on its preferred customer terms and conditions, including pricing, in the event that these are more favourable than the terms set forth above. The foregoing shall apply even after the Buyer has purchased one hundred and fifty thousand (150,000) CIH Transponders pursuant to the Contract.

14.4 The Seller warrants that any CIH-Transponders to be supplied in accordance with this Contract will be in accordance with the CIH-Transponder requirements and will be compatible with the ETTM and otherwise suited for their intended purpose in accordance with the specifications.

14.5 The Seller shall qualify and validate at its expense with Raytheon on one occasion one batch of one hundred (100) CIH-Transponders designed and manufactured by the Seller and certify whether that such batch meets the
CIH-Transponder and ETTM Specifications. The Seller acknowledges that the qualification and testing shall be under the supervision and guidance of
Raytheon. The Seller shall not be responsible to any costs incurred by Raytheon in respect thereof, except if the ATP failed and a retest is required.

15.  WARRANTY

15.1 During the Warranty Period, the Seller shall be responsible for and shall undertake, at its cost, upon notice from the Buyer, to promptly replace, modify, upgrade or otherwise correct any software or any item of hardware, repair or replace any defective or failed component or software item or complete the
CIH-Transponders, as identified by the Buyer in such notice. The Buyer shall be responsible for the delivery of the said CIH Transponders to the Seller's designated facilities in Israel for the provision of warranty services. All warranty replacements shall be performed at designated Seller facilities in
Israel. The Seller's warranty shall only apply if the CIH Transponder has been installed and operated in accordance with the Seller's guidelines and instructions. Without limiting the Buyer's rights under any Laws and
Regulations, the Seller shall be liable for the costs of remedying any latent defects and deficiencies notified by the Buyer to the Seller (with full supporting details) arising during the period from expiry of the Warranty Period until three (3) years thereafter, provided that such defects and deficiencies are latent defects.

                                       21

Such warranty shall not extend to any defect or failure of item, which is directly attributable to a failure by the Buyer.

15.2. Not used.

15.3 If the Seller fails to remedy any defect or deficiency as aforesaid, the
Buyer may rectify such defect or deficiency itself and recover the cost therefor, directly from the Seller.

16  Not used

17.  PAYMENT OF THE CONTRACT PRICE

17.1 PAYMENT OF THE CONTRACT PRICE

17.1.1 In consideration for the complete and accurate performance of the
Seller's undertaking pursuant to the Contract, the Buyer shall pay the Seller a fixed price in NIS equivalent to the following:

The NIS equivalent of 100,000 US$ (one hundred thousand US dollars) linked to
Israeli CPI upon the successful completion and acceptance of the 100
CIH-Transponders by Raytheon and as advance payment for the Initial Batch. The above sum shall be set off from the payment due upon delivery of the Initial
Batch of CIH Transponders.

17.1.2 Payment for each batch of CIH Transponders shall be payable within
(thirty) 30 days of the delivery to the Buyer of such batch.

17.1.3 The Contract Price shall include all risks, non-recurring expenses and costs incurred in connection with the manufacture, supply, testing and delivery of the CIH-Transponders and the meeting of the Seller's obligations in accordance with and subject to the express provisions of the Contract. The
Contract Price shall include, inter alia, all risks and costs incurred in connection with the Contract, including without limitation, all consents, approvals, applications, permits, quantity risks, defects, staff and labor, Laws and Regulations and Taxes other than Value Added Tax.

17.1.4 The Buyer will reimburse the Seller for such Value Added Tax to the extent applicable to such of the CIH-Transponders that have been supplied and for which payment is to be made to the Seller. Any such payment will be made within thirty (30) Days of the receipt by the Buyer of the Seller's invoice for such Value Added Tax in accordance with the applicable Laws and Regulations.

17.2 PAYMENT

Payments shall be made into a bank account nominated by the Seller in writing to the Buyer.

                                       22

If payment of any sum payable to the Seller under this Clause or otherwise under the Contract is delayed, the Seller shall be entitled to receive financing charges compounded monthly on the amount unpaid during the period of delay.
These financing charges shall be calculated at the rate charged by Bank Hapoalim
B.M. for unauthorized overdrafts.

17.3  NOT USED

17.4  NOT USED

17.5  CHANGES UNDER THE CONTRACT

Technical Changes within the general scope of the Contract may be initiated by the Buyer at any time, either by instruction or by a request for the Seller to submit a proposal under this Clause. The Seller acknowledges that certain Buyer requests for Changes may stem from changes that the State may be entitled to request from the Buyer pursuant to the provisions of the Concession Contract.
Nothing in the foregoing shall derogate from the Buyer's obligation to pay for any such changes, if obligated to do so under the Contract.

The Seller shall not carry out any Change unless and until the Buyer instructs or approves a Change and the Seller agrees to perform such Change (subject to the terms set forth below). If the CIH-Transponder Documents are not in accordance with the Contract, the rectification shall not constitute a Change and, for the avoidance of doubt, shall not be the subject of a claim.

If the Parties are unable to agree on the value of any Change and/or the impact thereupon on any relevant Milestone, and such Change has been initiated by the
Buyer, the Buyer shall be entitled to instruct the implementation of such Change and the Seller shall promptly execute such Change subject to receipt by the
Seller of a directive or a series of directives from the Buyer requiring the
Seller not to exceed a specified value of work in the incremental execution of such Change, and in accordance with appropriate procedures for the accounting of such value of work and payment therefor as set forth in any such directive. Any disputes arising out of any such Change or the value of any such work may be referred to the Dispute Resolution Procedure set forth in Clause 20 below.

The Seller may at any time submit a Seller initiated change or upgrade proposal.
Any such proposal shall be prepared at the cost of the Seller. The Buyer shall, as soon as practicable after receipt of such a proposal, respond with approval, rejection or comments.

The Seller shall advise the Buyer of the availability of any enhancement to the
CIH-Transponders which the Seller, in good faith, believes will enhance the efficiency of ETTM and which the Seller intends to offer as one of its products in the conduct of its business. If the Buyer wishes to proceed with any such enhancement, such enhancement will be dealt with as a Buyer initiated Change or an Upgrade as the case may be.

                                       23

18.   DEFAULT AND TERMINATION

18.1  TERMINATION BY THE SELLER

The Seller may terminate the Contract in the event of:

(a) a failure by the Buyer to pay a sum in accordance with the Contract which exceeds the NIS equivalent of two hundred and fifty thousand ($250,000) US
Dollars due to the Seller within thirty (30) Days of the same becoming due;

(ii) a breach by the Buyer in respect of the performance of any of its material obligations.

(iii) the commencement of voluntary or involuntary receivership, liquidation, winding up or reorganization proceedings against the Buyer that will prevent the Buyer from fulfillment of its obligations under the Contract, unless in the case of involuntary matters such proceedings are discharged within ninety (90) Days of their commencement, or any interim or permanent receiver or liquidator is appointed over the Buyer's rights under the
      Contract or if the Buyer becomes insolvent;

18.2  TERMINATION PROCEDURE

The Seller shall, prior to exercising its rights, send a written notice to the
Buyer (with a copy to the State) specifying the breach and requiring the Buyer to remedy the default within the period specified in the notice, which period shall not be more than ninety (90) Days and no less than 30 Days. If the Buyer has not remedied the breach within the period specified in the notice, the
Seller may, terminate the Contract forthwith by service of a further notice (the
"TERMINATION NOTICE") (copied to the State), unless the breach may be remedied within ten (10) Days of such date.

The Termination Notice shall include:

(a) complete details of the fault alleged; and

(b) a copy of the initial notice served above.

The Seller shall invoice the Buyer for all verifiable costs arising from the performance of the terminated work prior to a termination, loss of direct profit and non recurring costs already incurred.

18.3 TERMINATION BY THE BUYER

In addition to the rights of the Buyer to terminate the Contract set forth in the Contract, the following events shall entitle the Buyer to terminate the
Seller's employment under

                                       24

(a) the commencement of voluntary or involuntary receivership, liquidation, winding up or reorganization proceedings against the Seller, that will prevent the Seller from fulfillment of its obligations under the Contract, unless in the case of involuntary matters such proceedings are discharged within ninety (90)
Days of their commencement, or any interim or permanent receiver or liquidator is appointed over the Seller's rights under the Contract or if the Seller becomes insolvent.

(b) a failure by the Seller to successfully complete the ATP later than the date set forth therefor in Clause 9.2 above.

(c) if the Seller ceases to execute the Contract or if the Seller commits a material breach of any of the terms of the Contract.

(d) a failure by the Seller to provide or maintain the Performance Security or parental guarantee in accordance with the Contract.

(e) a failure by the Seller to commence the execution of the Contract when required under the terms hereof or to complete the Contract, excluding warranty services, in accordance with the Program and /or by the Completion Date;

(f) a failure by the Seller to pay a sum of 5250,000 or more due to the Buyer within thirty (30) Days;

18.4  TERMINATION PROCEDURE

The Buyer shall, prior to exercising its rights, send a written notice to the
Seller (copied to the State) requiring the Seller to remedy the event giving rise to the right within the period specified in the notice (or, to begin and diligently pursue remedy where completion of its efforts within the period specified is impractical or impossible), which period shall not be more than ninety (90) Days and no less than 30 Days. If the Seller has not remedied the event (or has not diligently pursued such remedy as appropriate) within the period specified in the notice, the Buyer may terminate the Contract forthwith by a further notice in writing to the Seller (copied to the State). The Buyer shall be entitled to terminate the Contract with immediate effect upon written notice. The Buyer shall be entitled to terminate the Contract unless the Seller can rectify the breach to the satisfaction of the Buyer within ten (10) Days of a written notice from the Buyer to the Seller of such breach.

18.5  NOT USED

18.6  EFFECTS OF TERMINATION

Upon a termination having been effected, and provided that such termination shall be without prejudice to any rights or remedies which may have accrued to the Parties and/or
                                       25

to the State pursuant to, inter alia, Clause 5.11 of the Concession
Contract and/or the Contract (including Clause 6.5.3 ) prior to such date:

the Contract shall cease to have effect, save for (i) breaches or defaults committed by either Party prior to termination, (ii) ongoing warranty obligations that warranty services are being provided at the date of termination, and (iii) obligations of one party to indemnify the other.
Notwithstanding, if the Contract is terminated due to a breach by one Party, the other Party's obligation to indemnify such Party shall terminate together with the termination of the Contract;

19.  FORCE MAJEURE

19.1 FORCE MAJEURE DEFINED

19.1.1 Force Majeure shall mean any event beyond the reasonable control of the
Buyer or the Seller which constitutes an exceptional and unforeseeable circumstance, including war and terrorist activities, which, despite the exercise of diligent efforts, such Party was unable to prevent, limit or minimize and which:

(a) materially delays the scheduled time of completion of all or any material portion of the Contract; or

(ii) causes material and unavoidable physical damage or destruction to all or any material portion of the CIH Transponders; or

(c) materially interrupts the full and regular operation of all or any part of the CIH Transponders.

19.1.2 For the avoidance of doubt, the following events (but not only these events) shall be specifically excluded from the definition of the term Force
Majeure herein above.

(a) shortage of materials or employees available to the Seller except a national general shortage declared by an order of the Government;

(b) inclement weather and other material disturbances which were or should have been reasonably foreseen;

(c) physical conditions or obstacles (both above the ground or underneath it)
encountered in the course of carrying out the Toll Works or otherwise;

(d) suspension, termination, interruption, denial or failure to obtain or renew any permit, license, consent or Approval which is required for the carrying out of a Party's obligations under the Contract; or

                                       26

19.2  NOTICE OF FORCE MAJEURE

19.2.1 Each Party shall promptly give notice to the other Party of the occurrence of a perceived event of Force Majeure and again when such event has ceased to exist, including in such notice details of the nature and extent of the relevant Force Majeure event and its likely (or if possible, its actual)
duration.

19.3  CONTINUATION

The Seller shall, to the maximum extent possible, continue the design and production of the CIH-Transponder during the occurrence of any event of Force
Majeure.

19.4  CONSEQUENCES OF FORCE MAJEURE

19.4.1 In the event the Parties have agreed that a perceived event of Force
Majeure is actually an event of Force Majeure, then the Party claiming the event of Force Majeure shall be excused from whatever performance is prevented thereby.

19.4.2 Neither Party shall claim damages, penalties, interest or any other relief from the other Party due to the occurrence of an event of Force Majeure, including, without limitation, an event of Force Majeure that leads to the termination of the Contract.

19.4.3 The provisions of this Clause 19.4. shall not release the Party claiming an event of Force Majeure from neither obligations or undertakings due, nor compliance required, under the Contract prior to the occurrence of the event of
Force Majeure, or the performance of obligations or undertakings not affected by the event of Force Majeure. In addition the Parties shall continue their performance under the Contract when the effects of the event of Force Majeure are removed or rectified.

19.4.4 In the event of any delay caused by an event of Force Majeure, any relevant Milestone shall be extended by a time period necessary to take account of the effects of such Force Majeure in accordance with critical path methodology.

20.   GOVERNING LAW AND RESOLUTION OF DISPUTES

20.1  GOVERNING LAW

The Contract, its interpretation and the rights and obligations of the Parties hereunder and any matter arising in connection with the above shall be governed by the Laws of the State of Israel.

20.1.2 PROCEDURES

In the event of any differences arising between the Parties, the Party raising the difference shall provide a written notice to the other Party detailing the difference ("NOTICE OF DIFFERENCE") and shall use its reasonable endeavors to convene a meeting or

                                       27

otherwise ensure communication between the Parties, for the purpose of discussing the resolution of the difference referred to in the Notice of
Difference.

20.1.3  DISPUTE RESOLUTION PROCEDURE

The Dispute Resolution Procedure set out herein shall apply to all disputes between the Parties in regard to the interpretation and application of the
Contract (a "DISPUTE") and any issues arising thereunder and except where otherwise provided, either Party shall be entitled to refer such a Dispute to the Dispute Resolution Procedure at any time. Except to the extent otherwise provided in the Dispute Resolution Procedure, a decision of the Dispute
Resolution Procedure shall be final and binding on the Parties. Dispute resolution shall be conducted before a panel of three arbitrators. Each of the
Parties shall be entitled to appoint one arbitrator each within 14 days from the date of receipt of a request of one of the Parties to submit a matter to arbitration. The arbitrators as hereinabove appointed shall appoint a third arbitrator. The third arbitrator shall act as president of the arbitral panel.

The arbitrators shall be bound by substantive law and shall give grounds for their decisions but shall not be bound by the laws of evidence and procedure and they may retain experts on their behalf and adopt their opinion on matters in the field of their expertise.

The arbitrators shall not be authorized to rule by way of conciliation without each of the Party's consent.

In the absence of consent concerning the identity of the third arbitrator or if the third arbitrator refuses to or is unable to fulfil his position, the third arbitrator shall be appointed by the District Court of Jerusalem.

The District Court of Jerusalem shall have exclusive jurisdiction with regard to any matter relating to the arbitration or the Contract and the Parties hereby consent to such jurisdiction.

The Parties shall copy the State on any notice of submission of a matter to arbitration. Furthermore, the parties hereby agree that the State may observe, at its election, in any such arbitration proceedings.

21.  AMENDMENTS

All additions, amendments, supplements and updates to the Contract shall be binding only if made in writing and signed by duly authorized representatives of both Parties. Without derogating from the foregoing, the Parties shall not amend any Clause that may affect the rights granted to the State, unless the prior written approval of the State shall have been obtained. Furthermore, the Parties shall not amend any material term unless the prior written approval of the State shall have been obtained (such approval to be

                                       28

provided within twenty eight days - if no written response shall have been received within fourteen days, the Parties shall forward a second notice to the
State in which it will advise that if no written response is received from the
State within fourteen days, the Parties shall be entitled to assume that approval has been provided.)

22.    CONFIDENTIALITY

Except as otherwise expressly provided herein, the Parties shall keep in confidence all information and documents ("Information") received by it or on its behalf from the other Party in connection with the CIH Transponders, and shall not disclose the same in any manner to any third party.

The foregoing shall not apply to:

(a) the disclosure of information where the receiving Party is obliged to make such disclosure by law or a governmental entity or, provided in either case that the receiving Party makes every reasonable effort to obtain confidential treatment of the information so disclosed, and shall have provided to the original disclosing Party reasonable advance notice of its obligation to disclose so that the disclosing Party may intervene prior to the disclosure;

(b) information which was lawfully in the hands of the receiving Party (or any other person on its behalf) prior to such Party's involvement (or the involvement of its members) in the Contract; and

(c) information which is in the public domain, where such information has not entered the public domain by reason of the default of the receiving Party.

23.   ENTIRE AGREEMENT

The Contract and its Schedules represents the entire agreement, agreements or arrangements whether written or oral in of the CIH-Transponder Works or other contents of the Contract between the Parties and supersedes all previous representations and agreements.

24.   SCHEDULES

Without derogating from the provisions of Clause I, the Schedules attached to the Contract shall be an integral part thereof and shall have the same binding effect. All references to the Contract or to its Schedules (whether or not such
Schedules exist) shall be deemed to refer to and include all such Schedules. Any breach of any provision of any Schedule shall for all purposes constitute a breach of the Contract.

25.   SEVERABILITY

If any provision of the Contract is invalid or unenforceable as against any
Person, Party or under certain circumstances, the remainder of the Contract and the applicability of such provision to other Persons, Parties or circumstances shall not be affected thereby. Each provision of the Contract shall, except as otherwise herein provided, be valid and enforceable to the fullest extent permitted by Laws and Regulations.

                                       29

26.  RIGHTS AND REMEDIES

The duties and obligations imposed by the Contract and the rights and remedies available hereunder shall be in addition to, and not a limitation upon, any duties, obligations, rights and remedies otherwise imposed or available at law.

27.  REFERENCE TO LAWS AND REGULATIONS

Any reference to Laws and Regulations in the Contract shall be to the Laws and
Regulations as they apply or are amended from time to time.

28.  RELATIONSHIP OF PARTIES

Each Party confirms that it is an independent contractor and shall not be deemed an agent of the other.

Except as otherwise specified in the Contract, each Party has the sole authority to employ, discharge, and control its employees. The Seller has complete and sole responsibility for its employees, agents, Subcontractors and all other
Persons that it hires in order to assist it in the performance of its obligations under the Contract ("Seller's Personnel") and neither the Seller nor the Seller's Personnel shall be deemed to be employees of the Buyer.

29.  ASSIGNMENT

The Seller may not assign, pledge or transfer the Contract without the prior written approval of the Buyer, which consent shall not be unreasonably withheld.

The Seller hereby confirms and acknowledges that it shall have no right to oppose the assignment or pledge or charge of the Contract to the State or any person nominated by the State in accordance with the Concession Contract or by any Laws and Regulations. Such assignment shall not release the Buyer from its obligations hereunder.

Furthermore, the Seller hereby confirms and acknowledges that it shall have no right to oppose the assignment of the Contract to any Substituted Entity (as defined in the Concession Contract). Without prejudice to the rights that the
Buyer may have against the State pursuant to the Concession Contract, the Seller hereby acknowledges that the State and/or the Substituted Entity may enforce the
Contract, in the name of the Buyer, provided that the State has requested that the Buyer exercise its rights vis a vis the Seller and the Buyer did not adhere to such request within sixty (60) Days from the date of such request.

The Seller shall not be entitled to make or file a contractual claim against the
State whose cause of action derives from or is connected with the Contract, unless the Contract is assigned to the State.

                                       30

30.  TIME AND INDULGENCE

30.1 The failure of either Party to insist upon the full and strict performance of any provisions of the Contract, or the failure of either Party to take steps to enforce its rights or to seek remedies to which it is entitled under the Laws and Regulations or the Contract shall not be construed as a waiver for such matter or as a waiver of a subsequent breach. The consent or approval by the
Buyer or the Seller of any act by the other Party requiring the consent or approval of such Party shall not be construed as waiving or rendering unnecessary the requirement for the Seller's or the Buyer's, as the case may be, consent or approval of any subsequent similar act by the other Party. The payment of any amount due to the other Party under the Contract with knowledge of a breach of any provision of the Contract by the Party receiving the payment shall not be deemed a waiver of such breach or as creating any estoppel of the
Party making the payment. No provision of the Contract shall be deemed to have been waived unless such waiver is expressly made in writing and signed by the
Party making the waiver. If a waiver is made in this manner it shall not be interpreted as a waiver for any matter of a similar or different nature, unless expressly stated so.

30.2 Any extension or other indulgence allowed by one Party to the other regarding performance of its duties and obligations under the Contract or to remedy any breach shall not be construed as a waiver by the Party giving such extension or indulgence of any of its rights under the Contract or under any
Laws and Regulations.

30.3 Any provision prescribing a date of payment by one Party to the other under the Contract shall be deemed a material provision. If any provisions in the
Contract prescribe a duty for payment that does not state the date for payment, the said payment shall be made by the Party owing it within fifty (50) Days of the date on which the duty of payment arose and the date shall be deemed a material condition.

30.4 If a provision prescribing a demand for an approval under the Contract does not state the date for receiving the approval or not giving the approval, then this date shall be after forty (40) Days have elapsed from receipt of notice in writing from the approving person, entity or authority of the subject requiring approval.

30.5 If payment of any sum payable by one Party to the other under the Contract is delayed, the Party to whom the sum is payable shall be entitled to receive financing charges compounded monthly on the amount unpaid during the period of delay. Financing charges shall be at a rate equal to that charged by Bank
Hapoalim B.M. for unauthorized overdrafts.

31.  NO THIRD PARTY BENEFICIARIES

The Contract is made exclusively for the benefit of the Buyer, the senior lenders thereof and the State of Israel, and no other third party shall have any rights hereunder or be deemed to be a beneficiary hereof.

                                       31

The Seller undertakes to enter into a direct agreement with the Lenders of the
Buyer, if so requested thereby to ensure their rights vis a vis the Seller.

32.  DUTY SAME AS COVENANT

Whenever in the Contract any words of responsibility, obligation or duty regarding the Buyer and the Seller are used, they shall have the same force and effect as those in the form of express covenant or undertaking.

                                       32

IN WITNESS WHEREOF AND WITH THE INTENT OF BEING BOUND HERETO, THE PARTIES HAVE
PUT THEIR SIGNATURES ON THIS CONTRACT:

TADIRAN TELEMATICS LTD.                      DERECH ERETZ HIGHWAYS (1997) LTD.
/s/ Eddy Kafry  /s/ Izzy Sharazky              /s/ Ehud Savion
---------------------------------             ----------------------------------
By:  Eddy Kafry     Izzy Sharazky             By:  Ehud Savion
Title:  CEO            i.o. Avard             Title:  General Manager

                                       33

                                  SCHEDULE 1.0

                           CROSS ISRAEL HIGHWAY (CIH)
                 Electronic Toll and Traffic Management System

                                  TRANSPONDER

                      TADIRAN TELEMATICS - CIH TRANSPONDER
                               STATEMENT OF WORK

                                     FINAL
                                 1 JANUARY 2001
                                  VERSION 1.1

NOTICE:

All rights are reserved, Derech Eretz Highways, Derech Eretz Construction Joint
Venture and Tadiran Telematics. Unpublished work. If publication occurs, the following notice applies: Copyright. 2000, Derech Eretz Highways.

PROPRIETARY:

This work contains Proprietary Information furnished by Derech Eretz Highways,
Derech Eretz Construction Joint Venture and Tadiran Telematics for use in
connection with Cross Israel Highway and may be used, disclosed, or copied only in accordance with the terms of the Transponder Supply Agreement and/or the
Proprietary Information Disclosure Agreement, or other similar or related agreements, to one of which you, or the company for which you work, must be a signatory, and, except with written permission of the owners, such information may not be published, disclosed or used for any other purpose, or duplicated in whole or in part.

                                       34

                              RECORD OF REVISIONS

         --------------------------------------------------------------------
            REV               DATE            DESCRIPTION OF REVISION
         --------------------------------------------------------------------
            1.0         27th August 2000              Draft
         --------------------------------------------------------------------
            1.1         1st January 2001              Final
         --------------------------------------------------------------------

                                                                          Page i

                               STATEMENT OF WORK
                               Table of Contents

1. PURPOSE 1

2. APPLICABLE DOCUMENTS 1

3. CM TRANSPONDER OVERVIEW 1

3:1 CIH Transponder Purpose   2

3.1.1  Main Objectives  2

3.1.2 Capabilities  2

3.1.3 Support of Smart Card / Electronic Purse Technology   2

3.2 CIH Transponder Overview  3

4.  TASK DESCRIPTIONS   5

4.1 Sellers Program Management requirements   5

4.1.1 Program Management Reports   5

4.2 Quality Assurance   5

4.3 Systems Engineering   6

4.3.1 Specifications    6

4.3.2 Design Reviews  6

4.4 CIH Transponder Development    6

4.4.1 Subsystem Engineering   6

4.4.2 Hardware Design, Selection and Procurement  6

4.4.3 Software and Firmware Development   6

4.4.4 Factory Integration and Factory Acceptance Test   6

4.4.5 Seller's In-Plant Integration and CIH Transponder Test   7

4.5 Warranty  7

4.6 Licenses and Permits   7

4.6.1 Authorizing Laws and Regulations   7

5.  CIH TRANSPONDER DOCUMENTATION   7

                                                                         Page ii

                         TRANSPONDER STATEMENT OF WORK

1.  PURPOSE

The purpose of this schedule is to describe the scope of work and responsibilities of the Seller in providing the CIH Transponder units for use with the Electronic Toll and Traffic Management System for the Cross-Israel
Highway. The CIH Transponder, to include specification, design, build, qualification/validation, procurement and supply, will be provided by the Seller under the Transponder subcontract to the Buyer.

2.  APPLICABLE DOCUMENTS

The following documents are applicable to the extent specified herein.

i) Israeli Ministry Of Communication Frequency Permit

ii) Israeli Ministry Of Communication transponder Trade License

iii) Raytheon Internally Mounted Transponder Specification

iv) Raytheon Externally Mounted Transponder Specification

v) Raytheon VRC protocol

vi) Portable Reader Specification

vii) Programming Workstation Specification

viii) Validation & Acceptance Test Plan

ix) Israeli and International Commercial standards (such as ANSI C95.1, OSHA
1910.97, IRPA, INIRC) for RF exposure safety

x) Israeli Ministry Of Transportation safety standards for vehicle mounted equipment.

3. CIH TRANSPONDER OVERVIEW

The Seller shall assume primary responsibility for the compliance to the functional requirements, design, build, procurement, qualification, validation, supply and warranty of the CIH Transponder and batteries in accordance with the
Transponder Contract.

The CIH Transponder will meet the requirements in the Transponder and VRC reader
Specs for Internal and external ??? mount units to provide all AVI requirements for CIH and other applications As will be mutually agreed upon by the parties during the development phase of the CIH Transponder.
                                                                          Page 1

The CIH Transponder is comprised of a stand-alone self powered unit consisting
,as applicable, of the following sub components: CIH Custom made Case, Antenna,
Printed Circuit Board, Battery, Integrated timing and processing circuitry and electronic components, internal cabling and connectors etc.

The Transponder unit shall be designed to support future hardware and software enhancements for ITS applications and smart-card interfaces.

The CIH Transponder unit shall be capable of interfacing with Raytheon VRC reader over DSRC Protocol subject to all performance requirements listed in the
VRC protocol and Transponder specs.

3.1 CIH TRANSPONDER PURPOSE

3.1.1 MAIN OBJECTIVES:

The CIH Transponder shall comply with the CIH Transponder specifications to support simple and incremental growth capability for the use of new technology elements as requirements and economics dictate.

The CIH Transponder shall be designed for a high level of availability and MTBF and will comply with the CIH Transponder specifications.

3.1.2 CAPABILITIES:

The CIH Transponder is an integrated self contained, all-electronic unit for toll and ITS traffic applications with roadside equipment installed at selected locations such as the mainline, ramps, HOMC and interchanges. The CIH transponder will enable convenient access and ease of use to motorists of CIH while imposing no restrictions regarding vehicle position within the width of the transversal roadway for tolling and traffic management.

The CIH Transponder shall have the capability to uniquely identify the correct
ID and vehicle Classification for each motorist trip.

The CIH transponder shall operate so that vehicles can travel at highway design speeds as per CIH Transponder specifications when entering, traveling along and leaving the highway.

Within the limits specified in the CIH Transponder specifications, the CIH
Transponder identifies, reports classification in a multi-lane environment within the Toll Gate and /or Traffic Probe Reader communication zones.

The CIH Transponder is capable of operating during environmental conditions as defined in the CIH Transponder spec requirements for internal and external mount.

                                                                          Page 2

3.1.3 SUPPORT OF SMART CARD / ELECTRONIC PURSE TECHNOLOGY

The CIH Transponder will be designed for expandability to support Smart Card /
Electronic Purse technology and future upgradeability to process toll payments by standard Smart Card / Electronic-Purse technology.

3.2 CIH TRANSPONDER OVERVIEW

The overall architecture of the CIH Transponder is shown in Figure 1 and consists of the following major subsystems:

1) Power management system to manage Lithium-Ion (or similar) battery utilization for the purpose of power optimization and transponder sleep mode and awakening modes of operation.

2) Transceiver (Tx/Rx) to provide 925/928MHz communication capability.
Transceiver Design shall be Electro Magnetic Compatible to support frequency permit requirements for Slotted-Aloha TDMA communication protocol and spurious levels.

3) Processing and timing circuitry to support data transactions and providing the timing signals to support incoming data extraction, outgoing data modulation and supporting internal data processing and volatile /non-volatile memory applications.

4) MMI- composed of LED's and audible buzzer function to inform / alert the end user.

The CIH transponder is using read-write communication with roadside readers at a
500kb/sec data rate using a Slotted-Aloha Time Division Multiple Access (TDMA)
protocol. This protocol permits simultaneous communication with large numbers of vehicles regardless of lane position or vehicle proximity. CIH Transponders operate in the 902-928 MHz band at uplink and downlink frequencies of 925 MHz and 928 MHz.

The CIH transponder has built-in visual and audible transaction indicators
(beeping tone and 3 colored LED's-green, Amber and Red) that communicate various types of programmable messages to the vehicle driver. CIH Transponder incorporates both factory-programmed read only data fields and operator programmable data fields for storing data such as agency/owner and vehicle classification information. To facilitate specific communications functions, transponders supports scratch pad memory functionality.

CIH Transponders shall be mounted in the vehicle passenger compartment affixed to the windshield behind the rear-view mirror. This position allows optimal RF illumination by the toll gate and TPR's reader's antennas. The internal lithium-Ion battery shall support at least 6 years of continuous operation under spec requirements and specified environmental constraints. A wake up timer conserves battery output by monitoring RF energy exposure and awakening of transponder communication circuitry at Tollgate communication zone
(approximately 25 meter).

Case design shall resist tampering and internal components resist interrogation and decoding signals.

CIH Transponders shall retain performance resistance under vibration, shock, humidity, rain, and temperature extremes.

                                                                          Page 3

Figure 1.  CIH Transponder System Block Diagram

[GRAPHIC OMITTED]

4.  TASK DESCRIPTIONS

4.1 SELLERS PROGRAM MANAGEMENT REQUIREMENTS

Perform all tasks related to the CIH Transponder program and all related technical management, Buyer's interface and correspondence, contracts, subcontract and production management, equipment and material procurement and quality assurance.

Prepare and maintain the CIH Transponder Master Program Schedule including critical path monitoring. Submit the CIH Transponder Master Program Schedule
updates as required, along with the Program Management Reports subject to the
CIH Transponder contract.

In the event of delays that may impact milestones, prepare and submit
Recovery/Correction Plan and/or analysis and documentation of the delay as applicable in accordance with the CIH Transponder contract.

4.1.1 PROGRAM MANAGEMENT REPORTS

The Seller shall prepare and submit Program progress reports providing details of program progress, risk mitigation actions and plans for subsequent reporting periods in accordance with para. 4.3 in the CIH Transponder contract.

4.2 QUALITY ASSURANCE

Implement the quality procedures and processes as per best commercial standards and according to ISO 9000 guidelines.

Maintain Configuration Control Procedures to manage and govern engineering changes, hardware and software change control and component procurement as per best commercial standards and according to ISO 9000 guidelines.

Create a Trouble Report database to log problems identified and actions taken.

Monitor test conduct, recording of test results and test reporting throughout the end of the Raytheon qualification and validation test completion.

Maintain in-house Program Notebook library consisting of all documents developed under contract to include specifications, trade-studies, design documents, status reports and customer correspondence.

                                                                          Page 5

4.3  SYSTEMS ENGINEERING

4.3.1 SPECIFICATIONS

Develop the CIH Transponder Functional Requirements as flowed-down from and with direct traceability to CIH Transponder spec (Ref 3,4,5).

4.3.2 DESIGN REVIEWS

Conduct Design Reviews (PDR and CDR). The PDR will be a review of the CIH
Transponder top level design, including the proposed architecture and the allocation of requirements to the identified submodules. The CDR will be a review of the CIH Transponder detailed design and functional capabilities.

4.4 CIH TRANSPONDER DEVELOPMENT

Each Subsystem identified herein will follow the development plan described below to include subsystem engineering, hardware design, selection and procurement, software development (where applicable), and in-plant integration testing.

4.4.1 SUBSYSTEM ENGINEERING

The Subsystem will satisfy the performance and functional requirements specifications. Subsystem requirements will be flowed-down from the CIH
Transponder Specifications.

4.4.2 HARDWARE DESIGN, SELECTION AND PROCUREMENT

Identify hardware requirements, select vendors as appropriate, place purchase orders and ship equipment to the production, assembly and/or Concesioner HOMC facilities.

4.4.3 SOFTWARE AND FIRMWARE DEVELOPMENT

Perform top-level design, detailed design, code, unit test and software integration for each of the defined software and ASIC configuration items.

4.4.4 FACTORY INTEGRATION AND FACTORY ACCEPTANCE TEST

The CIH Transponder will be fully integrated and tested in the factory using operational software and hardware interfacing to external simulators and a compliant VRC reader. Test scenarios will be devised to exercise all critical functional threads and interfaces.

Tests will be conducted to verify that the all CIH Transponder functional and performance requirements are satisfied.

The Seller will invite and permit the Buyer to witness these tests as they are scheduled.

                                                                          Page 6

With the exception of minor discrepancies, as determined by the Seller, all subsystems will successfully pass the subsystem's factory acceptance test prior to being installed on the CIH project. Any such minor discrepancies will be made known to the Buyer.

4.4.5 SELLER'S IN-PLANT INTEGRATION AND CIH TRANSPONDER TEST

Seller will conduct in-plant factory integration and acceptance test for 100 units using operational software, hardware and firmware. Tests shall be conducted in accordance with the Acceptance Teat Plan as specified in the ATP
Annex __ to the contract. The CIH transponders shall pass successfully the ATP tests.

In-plant integration and system testing will test the CIH Transponder via its defined interfaces and functionality's, removing internal or external simulators in the process (except VRC reader), to result in a fully integrated CIH
Transponder test.

Once complete, the In-Plant System Test will verify that the CIH Transponder satisfies the requirements to the extent testable in an in-plant environment.

The Seller will invite and permit the Buyer to witness these tests as they are scheduled.

Once completed and approved by the Buyer,100 (One Hundred) production CIH transponder units shall be shipped to the Raytheon Fullerton facilities for qualification and validation as per the ATP full set of requirements.

Transponder qualification and validation shall be in accordance with the CIH
Transponder Acceptance Test Plan.

4.5 WARRANTY

The Warranty provisions are as identified in the CIH Transponder contract.

4.6 LICENSES AND PERMITS

4.6.1 AUTHORIZING LAWS AND REGULATIONS

Seller is the responsible party to obtain the Operating, Class and Trade licenses and permits for Dedicated Short-Range Communications (DSRC) CIH
Transponders. In cases where there is a need for changes (revisions, clarifications, legal interpretations, and special authorizations) to existing laws or regulations, the Seller shall provide assistance to the Buyer in obtaining these changes and approvals.

5. CIH TRANSPONDER DOCUMENTATION

The documentation to be delivered through the execution of the CIH
Transpondercontract shain accordance with para. 1.6 to the contract..

                                  SCHEDULE 2.0

                           CROSS ISRAEL HIGHWAY (CIH)
                 Electronic Toll and Traffic Management System

                                  TRANSPONDER

                      TADIRAN TELEMATICS - CIH TRANSPONDER
                   QUALITY ASSURANCE AND ACCEPTANCE TEST PLAN

                                     FINAL
                                 9 JANUARY 2001
                                  VERSION 1.1

NOTICE:

All rights are reserved, Derech Eretz Highways, Derech Eretz Construction Joint
Venture and Tadiran Telematics. Unpublished work. If publication occurs, the following notice applies: Copyright, 2000, Derech Eretz Highways.

PROPRIETARY:

This work contains Proprietary Information furnished by Derech Eretz Highways,
Derech Eretz Construction Joint Venture and Tadiran Telematics for use in
connection with Cross Israel Highway and may be used, disclosed, or copied only in accordance with the terms of the Transponder Supply Agreement and/or the
Proprietary Information Disclosure Agreement, or other similar or related agreements, to one of which you, or the company for which you work, must be a signatory, and, except with written permission of the owners, such information may not be published, disclosed or used for any other purpose, or duplicated in whole or in part.

                              RECORD OF REVISIONS

         -------------------------------------------------------------------
            REV              DATE           DESCRIPTION OF REVISION
         -------------------------------------------------------------------
            1.0        8th January 2001              Draft
         -------------------------------------------------------------------
            1.1        9th January 2001              Final
         -------------------------------------------------------------------

                                                                          Page 1

INDEX

1.  SCOPE   3

1.1 Overview  3

1.2 Applicable Documents   3

1.3 Seller QA Responsibilities   3

2.  QUALITY ORGANIZATION AND RESOURCES   4

2.1 Quality Organization   4

2.2  Approach to Quality  5

3.  QUALITY PROGRAM RESPONSIBILITIES AND RECORDS   5

3.1 Design Control   5

3.2 Document and Data Control     5

3.3 Purchasing  5

3.4 Product Identification  6

3.5 Control of Test Equipment (Standard & Special Purpose)   6

3.6 Corrective and Preventive Action  6

3.7 Handling, Storage, Packaging, Preservation, and Delivery   6

3.8 Control of Quality Records  6

3.9 Records:   6

4.  CONFIGURATION MANAGEMENT   7

4.1 Purpose   7

4.2   7

4.3  Engineering Changes   7

4.4 Software Configuration Control   7

4.5 Release Control System

                                                                          Page 2

5.  CIH TRANSPONDERS ACCEPTANCE TESTING & OPERATIONAL TEST   7

5.1  Purpose of Tests   7

5.1.1 Factory Integration and Factory Acceptance Test   7

5.1.2  Seller's In-Plant Integration and CIH Transponders Test   8

5.1.3 Operational Test   8

6. ACRONYMS  9

                                                                          Page 3

                       CIH TRANSPONDERS QUALITY ASSURANCE
                               AND VALIDATION PLAN

1.  SCOPE

1.1 OVERVIEW

This CIH Transponders Quality Assurance Plan (QAP) describes the quality activities to be performed on the Cross Israel Highway Transponder for the use
with the Electronic Toll and Traffic Management System (ETTM).

Applicability of each quality process to hardware, software firmware, and qualification and production activities is identified in the paragraphs below.

This plan is applicable to the CIH Transponders program throughout development, integration, lab testing, pre-production, Operational Test, production line and periodic sample testing.

1.2 APPLICABLE DOCUMENTS

The following documents are applicable to the extent specified herein.

i) ETTM Schedule 8-Quality Assurance Plan
ii) ETTM Schedule 6-Operational Test Plan
iii) Israeli Ministry Of Communication Frequency Permit
iv) Israeli Ministry Of Communication
v) Transponder Trade License
vi) Raytheon Internally Mounted Transponder Specification
vii) Raytheon Externally Mounted Transponder Specification viii) Raytheon VRC protocol
ix) Portable Reader Specification
x) Programming Workstation Specification
xi) Israeli and International Commercial standards (such as ANSI C95.1, OSHA
1910.97, IRPA, INIRC) for RF exposure safety
xii) Israeli Ministry Of Transportation safety standards for vehicle mounted equipment. All Raytheon-HTMS related documents will be provided to the
Seller by the Buyer subject to NDA between the Seller and Raytheon-HTMS.

1.3 SELLER QA RESPONSIBILITIES

The objectives of the Quality Program are to deliver a fully compliant CIH
Transponders that meets the following criteria:

i. Complies with the CIH Transponders SOW and the Contract

ii. Complies with the Raytheon VRC Protocol and Raytheon Transponder specifications.

                                                                          Page 4

iii. Successful conduct of the Acceptance Test and the Operational Test to be
witnessed by the Buyer and verified by the Raytheon HTMS engineering representatives (coordination with Raytheon shall be Buyer's responsibility) for the first batch of 100 transponders.

iv. Successful conduct of a laboratory full ATP on a sample of the new 1OO CIH transponder units to validate the performance of a subsequent production batch sample units to be witnessed by the Buyer before the release of the full production batch provided that at least 6 months elapsed from the previous production line.

Seller shall be responsible to assure proper Quality Assurance Plans and implementations to be conducted by the various subcontractors, which may be employed in the process of the development, qualification, and validation and production of the CIH Transponders.

2.  QUALITY ORGANIZATION AND RESOURCES

2.1 QUALITY ORGANIZATION

The purpose of this section is to describe the CIH Transponders program organization responsible for fulfillment of and compliance with the QA program at Tadiran Telematics.

The Seller shall employ the key positions needed to ensure and execute the
Quality Program. The Project Manager (PM), his staff and the Seller's Quality manager (QM) will be jointly responsible for achieving product quality.

The Project Manager (PM) will have the overall responsibility for ensuring that an effective Quality Program is in place for the CIH Transponders in accordance with this QAP. The PM will ensure that adequate and appropriate in-house resources are performing the specified quality tasks. Quality Manager (QM is designated as the management representative for the Quality Program and is responsible for carrying out the activities defined in this QAP. Seller will maintain Quality Assurance Engineering supervision for the subcontractors and production facilities. The QM will use standard commercial quality control practices and procedures to ensure that the development, integration, test, validation and production of the CIH Transponders hardware, software and firmware are properly conducted and documented.

2.2 APPROACH TO QUALITY

The Quality Program shall incorporate the following processes and controls to achieve its goals:

i. A Configuration Control process to manage and govern engineering change requests and hardware and software change control.

ii. A Trouble Report (TR) database to log all problems identified during formal test process (such as ATP, Operational Test etc.). The Trouble Reports shall be allocated to failed components or failed tests. Problems shall be tracked until resolution and re-test occurs.

                                                                          Page 5

iii. Conduct of technical meetings at least every 3 months to ensure compliance with the CIH Transponder specifications. The Buyer shall have access to all design documents where there are prepared.

iv. Monitoring of formal test conducts, recording of test results and test reporting.

Inspection of each Escrow deliverable document for compliance with established quality criteria and preparation of a signed quality statement to accompany each document submitted.

3.  QUALITY PROGRAM RESPONSIBILITIES AND RECORDS

3.1 DESIGN CONTROL

Seller shall implement in-house design control activities to be performed in accordance with Seller's documented processes and procedures where applicable.

Design input requirements are identified and recorded.

The documented design output shall contain or reference to acceptance criteria and product characteristics critical to the proper functioning of the CIH
Transponder. Design validation activities, to the extent required will assure that the product meets requirements under specified operating environments.

Certification of the successful completion of each monitored formal test process shall also be supported by the QA.

3.2 DOCUMENT AND DATA CONTROL

Design documents and data are issued, controlled, maintained and revised in accordance with Seller's in-house QA pre-defined processes. Provisions are made to assure that documents and data are reviewed, released and controlled by authorized activities. These provisions are made for, but are not limited to, drawings, specifications, test plans and procedures, test results, quality assurance practices, and other similar documents and data.

3.3 PURCHASING

Seller shall maintain in-house pre-defined procedures to verify and assure purchased products conform to specified requirements. Verification shall be conducted on purchased products at Seller or subcontractor's facilities as per
Seller's in-house pre-defined procedures.

3.4 PRODUCT IDENTIFICATION

Products shall be subjected to identification and date code; catalog numbers etc. where applicable. Items are identified with unique identification numbers as specified by drawing or other product requirements (such as CIH Transponders
ID).

                                                                          Page 6

3.5 CONTROL OF TEST EQUIPMENT (STANDARD & SPECIAL PURPOSE)

Procedures shall be established and maintained to control, calibrate and maintain test equipment and associated software used to ensure the conformance of a product to its specified requirements at the production line and formal tests.

3.6 CORRECTIVE ACTION-FORMAL PROCESSES

The requirements for identification of product and process non-conformance, root cause determination, application of corrective action and assessment of effectiveness of actions taken will be defined along with the process for receiving, processing and resolving Buyer-identified discrepancies at formal testing, qualification and validation of the final product.

3.7 HANDLING, STORAGE, PACKAGING, PRESERVATION, AND DELIVERY

The CIH Transponders shall be handled, stored, packaged and delivered to preclude damage or deterioration due to physical or environmental conditions.
Handling requirements are specified based on applicable standards.

3.8 CONTROL OF QUALITY RECORDS

Quality data and records are created, controlled and retained as per Seller's in-house procedures to provide objective evidence of conformance determinations relating to products. Quality data and records shall be made available to Buyer representatives.

3.9  RECORDS

As a minimum, the following data and records are created and maintained by the
Seller of the tasks identified above:

i. Results of formal problem reports, Action Items and issues resolution.
ii. Escrow deliverable documentation as specified in the CIH Transponder SOW and
Contract.
iii. Test plans, procedures and results, including pass/fail certifications.
iv. Trouble Report database

4. CONFIGURATION MANAGEMENT

4.1  PURPOSE

The purpose of this section is to identify the Configuration Management (CM)
activities performed to ensure a quality product. CM assists in the operation and control of hardware and software design, development and production.

                                                                          Page 7

4.2  ENGINEERING CHANGES

Tadiran Telematics program change control procedures to provide for the initiation, documentation, processing, review and disposition of changes to released hardware and software data and program deliverable documentation.

4.3 SOFTWARE CONFIGURATION CONTROL

Seller shall implement software configuration control. The Seller shall be responsible to software documentation and media and updating the affected software components as necessary.

The Seller shall implement software CM prior to the CIH Transponders formal acceptance and validation.

5.  CIH TRANSPONDERS ACCEPTANCE TESTING & OPERATIONAL TEST

5.1 PURPOSE OF TESTS

This section defines the process used to verify the functionality and performance of the CIH Transponders.

Qualification and validation of the CIH Transponders will be conducted by the following manner:

5.1.1 FACTORY INTEGRATION AND FACTORY ACCEPTANCE TEST

The CIH Transponders will be fully integrated and tested at Seller's facilities using operational software, firmware and hardware interfacing to external simulators and a compliant VRC reader. Test scenarios will be devised to exercise all critical functional threads and interfaces.

Tests will be conducted to verify that the all CIH Transponders functional and performance requirements are satisfied.

The Seller will invite and permit the Buyer to witness these tests as they are scheduled.

With the exception of minor discrepancies, as determined by the Seller, the CIH
Transponders will successfully pass the factory acceptance test prior to final qualification and validation testing. Any such minor discrepancies will be made formally known to the Buyer in writing.

5.1.2 SELLER'S IN-PLANT INTEGRATION AND CIH TRANSPONDERS TEST

Seller will conduct an in-plant factory integration and acceptance test for 100 units using operational software, hardware and firmware. Tests shall be conducted in accordance with the Acceptance Teat Plan .The CIH Transponders shall pass successfully all ATP tests.

In-plant integration and system testing will test the CIH Transponders via its defined protocol interfaces and functionality's, removing internal or external simulators in the process (except VRC reader), to result in a fully integrated
CIH Transponders test.

                                                                          Page 8

The Seller will invite and permit the Buyer to witness these tests as they are scheduled.

Once completed and approved by the Buyer, 100 (One hundred) production CIH
Transponders units shall be validated by Raytheon-HTMS in Israel on a test site such as Toll Gate 3B subject to availability (south of the Nachsonim
Interchange) or at the Fullerton facilities for qualification and validation as per the ATP full set of requirements.

Transponder qualification and validation shall be in accordance with the CIH
Transponders Acceptance Test Plan.

5.1.3 OPERATIONAL TEST

The purpose of the Operational Test is to verify that the CIH Transponders are capable of sustaining the specified level of performance under operational conditions, that is, when the highway is in use by the public. To this end, the
Operational Test focuses on the ability of the CIH Transponders to be correctly detected, identified and registered by the ETTM system while its operating under normal conditions and traffic volumes. The test approach used is to measure the validate performance relative to a set of controlled vehicles. In this way the actual Toll Gate crossings made are known in advance and can accurately be compared to the trips detected by a operational ETTM system. Once this performance measure is known, as measured under normal operational conditions, it is applied to the approval of the production file and production line.

Test vehicles and drivers will be provided by the Seller. The Seller, Buyer's and Raytheon's project QA teams will monitor test planning, conduct, data collection and analysis. Test data shall be extracted from the RMS and TTP. The
Buyer's QA team will authenticate the data. The Test Review Board will review test results and any test anomaly reports and may, with justification, stop a test case or request that a test case be repeated.

The test will be monitored from the Highway Operations and Maintenance Center
(HOMC). The test will use all Toll Gateways installed along the road at the time of completion of the corresponding Stage.

TEST CONDUCT: A test fleet of 10 passenger vehicles equipped with CIH
Transponders will be used. Each CIH Transponder will be correctly mounted on the vehicle so it is readable by a toll gateway. The tested CIH Transponders shall be randomly selected by the Buyer from the 100 CIH Transponders batch. All controlled vehicles will have Israeli readable license plates and will be correctly pre-registered with the RMS. All test vehicles shall be on the exception list so their license plate image will be captured. All trips by the controlled vehicles will be made while the public live traffic is using the highway.

Each controlled test vehicle will make 100 gateway trips. Half of the trips will be made in each direction of travel. To ensure consistency in the test results, the following test conditions will be followed:

o  Each controlled vehicle will pass through each toll gateway within or between the normal driving lanes and while maintaining a safe separation from all other vehicles on the roadway.

                                                                          Page 9

o  The controlled vehicles will drive at safe speeds representative of other vehicles on the road.
o  When exiting the roadway between trips, the controlled vehicles will remain off the highway for a minimum amount of time, which will be based on the tolling policy, unless the next trip is in the opposite direction.
o  The controlled vehicles will make only daylight trips.
o  All trips by all controlled vehicles will be completed within a maximum of three days.
o  The CIH Transponders shall be tested under conditions which do not exceed the specified environmental conditions
o  ACCEPTANCE CRITERIA:

               ---------------------------------------------------------------
               PERFORMANCE MEASURE        OPERATING LEVEL*
               ---------------------------------------------------------------
               Detection of AVI           > 98.7%
               Vehicles                   -
               ---------------------------------------------------------------

*The Operational Test environment shall be equally favorable as the
Raytheon-HTMS Operational test environment.

6.  ACRONYMS

AVI   Automatic Vehicle Identification
AVI   equipped vehicle A vehicle equipped with a transponder
ATP   Acceptance Tes Plan
CIH   Cross Israel Highway
CM    Configuration Management
ETTM  Electronic Toll and Traffic Management
HOMC  Highway Operations and Maintenance Center
OCR   Optical Character Recognition
OTP - Operational Test Plan
PM    Program Manager
QA    Quality Assurance
QAP   Quality Assurance Plan
QM    Quality Manager
RMS   Revenue Management System
TR    Trouble Report

                                                                         Page 10

                                Escrow Agreement
                                ----------------

This Escrow Agreement dated as of      is entered into by Tadiran Telematics
Ltd. (hereinafter referred to as "Telematics"), Derech Eretz Highways (1997)
Ltd. a company organized under the laws of Israel (hereinafter referred to as
"Derech Eretz"), and       , a corporation organized under the laws of
("Escrow Agent"), with reference to the following facts:

A. Telematics and Derech Eretz are parties to an agreement dated        (the
"CIH Agreement"), a copy of which is attached hereto as Exhibit "A" concerning the purchase of certain CIH - TRANSPONDERS (as defined in the CIH Agreement)
(the "Product").

B. The Parties agree that the Transponder Documents (as defined in Clause 1.6 of the CIH Agreement and referred to herein as either "the Transponder Documents"
or "the Escrow Material") will be held in escrow by an escrow agent to be mutually agreed to by the Parties in accordance with the terms hereof.

The Escrow Agent has agreed to act as Escrow Agent subject to and in accordance with the terms of this Agreement.

In consideration of the mutual covenants contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties covenant and agree as follows:

1.  DELIVERIES TO ESCROW AGENT

1.1 The Escrow Agent shall receive, hold and preserve the Transponder Documents in as safe and secure a manner as possible, appropriate for valuable assets similar in nature to the Production File - in a separate container, appropriately segregated from materials that do not form part of the subject matter of this Agreement at a location in the State of Israel to be mutually agreed upon by Telematics and Derech Eretz with access only by such employees of the Escrow Agent as are duly authorized by the Escrow Agent from time to time, and for disposition only in accordance with the provisions of this Agreement.
The Escrow Agent shall have no beneficial rights in the Transponder Documents.

1.2 The Escrow Agent recognizes and agrees that the materials contained in the
Transponder Documents are the valuable assets and proprietary and confidential information of Telematics and may be required under the terms hereof by Derech
Eretz as contemplated by this Agreement. Further, the Escrow Agent agrees to hold the Transponder Documents in strictest confidence and take all appropriate acts to maintain their confidentiality. The Escrow Agent agrees that it will not use, copy or disclose the Transponder Documents to any person, in any manner whatsoever, except as expressly provided for herein.

1.3 For the avoidance of doubt, the Transponder Documents will include: product tree, flow charts, electrical drawings, mechanical and layout drawings, electrical harnesses and wiring

                                       1

drawings, gerber files for printed circuit boards, assembly instructions and drawings, parts and vendors list, test setup and procedures, executable software files, programming instructions for firmware (ASIC and any other programming devices), specifications for special components, authorization letter assignment for the direct procurement of standard and special components.

2. Telematics grants to Derech Eretz a non-exclusive, irrevocable, royalty-free license to use the Transponder Documents for CIH Transponders for use on toll roads in Israel provided that the Events of Release as defined herein below have occurred.

3.  CONDITIONS FOR RELEASE OF THE Transponder Documents

3.1 Telematics shall deposit the Transponder Documents with the Escrow Agent by no later than three months after delivery of the first CIH Transponder production batch. Together with the aforesaid deposit, Telematics shall deliver to the Escrow Agent and Derech Eretz an initial deposit certificate and a "DSI
Certificate" for each item contained in the Transponder Documents.

3.2 Telematics shall deliver to the Escrow Agent, subsequent deposits, along with a "DSI Certificate" within thirty (30) days after implementation of any revised, changed, modified, upgraded, enhanced or altered version of the
Transponder Documents.

3.3 The Escrow Agent shall promptly notify Derech Eretz of the receipt of each deposit of material into escrow and, in any event, by no later than ten (10)
days of such deposit.

3.4 Telematics covenants and agrees that during the term of this Agreement, the
Transponder Documents deposited with the Escrow Agent in accordance with this
Agreement shall:

(i) in respect of initial deposits, constitute a full and complete set of
Transponder Documents as at the time of the delivery and in accordance with the terms of the CIH Agreement; and

(ii) in respect of subsequent deposits, constitute a full and complete set of the Transponder Documents sufficient to continue manufacture by a CIH
Transponder manufacturer of the CIH Transponders.

3.5 TERMINATION DEPOSIT: In addition to its other obligations to make deposits hereunder, Telematics shall ensure that, forthwith following termination of this
Agreement and/or the CIH Agreement, due to a breach by Telematics, Telematics shall deposit all amendments to the Transponder Documents since the last deposit, and warrants that any deposits made pursuant to this Section will be complete in accordance with the terms hereof and shall be sufficient as contemplated by the Section above.

3.6 DEPOSIT INSPECTION: When the Escrow Agent receives any deposit together with a DSI Certificate, the Escrow Agent will conduct a deposit inspection by visually matching labeling of the tangible media containing the deposit materials to the item descriptions and quantity listed on the DSI Certificate.
Upon receipt of notice of a deposit, Derech Eretz shall be entitled (but not required) to inspect the materials submitted to ensure their compliance with the
CIH Agreement

                                       2

and this Agreement. For the avoidance of doubt, any such inspection shall not derogate from the responsibility of either Telematics or the Escrow Agent to perform its obligations hereunder.

3.7 ACCEPTANCE OF DEPOSIT: At the completion of the deposit inspection referred to above, if the Escrow Agent determines that the labeling of the tangible media matches the item descriptions and quantity on the DSI Certificate, the Escrow
Agent will sign the DSI Certificate and provide a copy thereof to Telematics and
Derech Eretz confirming that the labeling matches the item descriptions on the
DSI Certificate and the deposit is in conformance with the requirements of this
Agreement. If the Escrow Agent determines that the labeling does not match the item descriptions and quantity on the DSI Certificate and is not in conformance with Escrow Schedule, the Escrow Agent shall:

(a) Note the discrepancies in writing on the DSI Certificate;

(b) sign the DSI Certificate with the exceptions noted; and

(c) provide a copy of the DSI Certificate to Telematics and Derech Eretz.

The Escrow Agent's acceptance of the deposit occurs on the signing of the DSI
Certificate by the Escrow Agent confirming that the labeling matches the item descriptions on the DSI Certificate and that the deposit is in conformance with this Agreement. Delivery of the signed DSI Certificate to Derech Eretz, as aforesaid, is Derech Eretz's notice that the deposit materials have been received and accepted by the Escrow Agent.

Telematics shall not have complied with this Agreement and shall not be deemed to have made a deposit as may be required hereunder until such time as the
Escrow Agent shall sign the DSI Certificate confirming that the labeling matches the item descriptions on the DSI Certificate and that the deposit is in conformance with the requirements of the Agreement.

3.8 If Derech Eretz contests whether Telematics has deposited materials into escrow as obligated hereunder, it shall be entitled to submit the matter to dispute resolution.

4.1 REPRESENTATIONS AND WARRANTIES: Telematics acknowledges that the purpose of this Agreement is to provide Derech Eretz and the State, if there is an Event of
Release, with disclosure of, access to and the right to use, modify, revise, upgrade, alter and enhance, the material contained in the Transponder Documents so that Derech Eretz may provide for the manufacture of CIH Transponders without recourse to, or the involvement or participation of, Telematics. Accordingly,
Telematics makes the following representations and warranties, and acknowledges that Derech Eretz is relying upon these representations and warranties:

(a) In accordance with and subject to Section 3, during the term of this
Agreement, the Transponder Documents shall be complete and sufficient to enable the continued manufacture, maintenance and support of the CIH Transponders without recourse to, or the involvement or participation of Telematics:

                                       3

(b) Telematics holds legal and beneficial title to the Transponder Documents free and clear of all mortgages, liens, pledges, charges, security interests, restrictions, claims or encumbrances of any nature whatsoever; and

(c) Telematics has the right to license to Derech Eretz use of the Transponder
Documents in accordance with this Agreement and the CIH Agreement, and has obtained all consents, authorizations and licenses necessary to the performance of its obligations under and in accordance with this Agreement and the grant of the license provided herein.

(d) That following careful and due diligence, to the best of its knowledge, the
Transponder Documents and the use thereof does not and shall not involve or result in a breach of any intellectual property rights of a third party.

(e) The indemnification provisions of the CIH Agreement shall apply to
Telematics MUTATIS MUTANDIS with respect to any breach of the warranties hereunder.

GENERAL WARRANTIES

5.1 GENERAL WARRANTIES: Each of the Parties hereto make the following warranties as of the date of execution of this Agreement and acknowledge that each of the other Parties is relying on such warranties:

(a) It is a corporation duly incorporated and validly existing under the laws of its jurisdiction of incorporation and carries on its business as presently carried on and is duly licensed, registered and qualified in all jurisdictions where the character of its property owned or leased or the nature of the activities conducted by it makes such licensing, registration or qualification necessary;

(b) No steps or proceedings have been taken or are pending to supersede or amend its incorporation documents or by-laws in a manner which would impair or limit its ability to carry out its obligations hereunder;

(c) It has full power, legal right and authority to enter into this Agreement, and to do all acts and things and execute and deliver all other documents as are required hereunder to be done, observed or performed by it in accordance with its terms;

(d) It has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement, and to observe and perform the provisions hereof in accordance with its terms;

(e) This Agreement constitutes its valid and legally binding obligation enforceable against it in accordance with its terms; and

(f) None of the authorization, creation, execution or delivery of this
Agreement, nor compliance with or performance of the terms and conditions of this Agreement:

                                       4

(i) has resulted or will result in a violation of its articles or by-laws or a breach or violation of any shareholder agreement or any resolutions passed by the board of directors or shareholders or a breach or violation of any laws and regulations; and

(ii) has resulted or will result in a breach of, or constitute a default under any agreement, undertaking or instrument to which it is a party or by which it or its property or assets is bound.

RELEASE OF ESCROW MATERIALS

6.1 EVENT OF RELEASE: An Event of Release occurs in respect of the Transponder
Documents:

(i) if any proceedings are commenced or taken for the dissolution, liquidation or winding-up of Telematics or for the cessation of operations of Telematics whether by extra-judicial means or under any statute of any applicable jurisdiction or otherwise, unless such proceedings have been stayed within ninety (90) days of commencement;

(ii) if a decree or order of a court having jurisdiction is entered adjudging
Telematics bankrupt or insolvent, or proving as properly filed a petition seeking a winding-up or arrangement or compromise of Telematics under any bankruptcy, insolvency or analogous law or issuing process for execution against
Telematics, or against any substantial part of the property of Telematics or ordering the winding-up or liquidation of Telematics and any such decree or order continues unstayed and in effect for a period of ninety (90) days of issuance, or if a trustee, receiver, receiver and manager, interim receiver, custodian or other Person with similar powers is appointed in respect of
Telematics or in respect of all or a substantial portion of its property or assets and any such appointment continues unstayed and in effect for ninety (90)
business days;

(iii) if Telematics is in material breach of this Agreement and/or the CIH
Agreement, subject to the provisions thereof and fails to cure such breach
(following receipt of a written notice from Derech Eretz) within the applicable cure period, but if none is specified, then within a sixty (60) day cure period;

(iv) upon termination of the CIH Agreement, resulting from the breach of any of the obligations of Telematics thereunder;

(v) If Telematics breaches it obligations vis a vis the State pursuant to Clause
6.5.3 of the CIH Agreement;

6.2 NOTICE OF EVENT OF RELEASE: If Derech Eretz is aware of the occurrence of an
Event of Release as set out in Section 6.1 above, then Derech Eretz may send a
Notice of Release to the Escrow Agent and Telematics by telefacsimile, with an original by the same-day or overnight courier or by hand, setting out the particulars of such alleged Event of Release. Subject to Section 6.3 below, the
Escrow Agent, shall within twenty (20) business days of the receipt of the
Notice of Release (the "Notice Period") deliver all the Escrow Materials to
Derech Eretz, subject to the following:

                                       5

6.3 CONTESTING EVENT OF RELEASE: (a) If Telematics; acting in good faith, wishes to dispute the occurrence of an Event of Release, it must deliver an original
Certificate of Denial to the Escrow Agent and Derech Eretz before the Notice
Period stating that such Event of Release has not occurred. If Telematics delivers the Certificate of Denial within the Notice Period, the Escrow Agent shall not release the Escrow Materials to Derech Eretz unless Telematics shall deliver to the Escrow Agent a Certificate of Derech Eretz in the form attached herewith as Schedule F (the "Indemnity Certificate"), a copy of which shall be provided to Telematics by the Escrow Agent promptly after receipt, undertaking to indemnify and hold harmless Telematics for any loss or damage to be incurred by Telematics as a result of the release of the Escrow Materials to Derech Eretz under this Section, in the event that it shall be determined by the dispute resolution mechanism set forth in the CIH Agreement that there was no Event of
Release. The Escrow Agent shall deliver the Escrow Materials to Derech Eretz no later than 30 business days after delivery of the Indemnity Certificate by
Derech Eretz to the Escrow Agent. If it is determined as a result of dispute resolution that there was no Event of Release then Derech Eretz shall immediately return the Escrow Materials to the Escrow Agent for re-deposit in the escrow account. The costs of the arbitrators shall be borne equally by the parties and each party shall bear its own costs and expenses, including legal fees, incurred thereby related to the dispute resolution process.

(b) Notwithstanding the foregoing, in the event that Telematics contests an
Event of Release, for as long as the dispute is outstanding, the Escrow
Materials shall not be released to Derech Eretz if the continued manufacture and/or maintenance of the CIH Transponders or modifications thereto may, to the satisfaction of Derech Eretz, be guaranteed to Derech Eretz by Telematics directly from a Telematics subcontractor on terms no less favourable to Derech
Erez than the provisions of the CIH Agreement. If at any time during a dispute, such manufacture and/or maintenance shall cease, the Escrow Agent shall release the Escrow Materials to Derech Eretz. In the event that the dispute resolution determines that the consideration paid during the period referred to in this clause for the CIH Transponders was too high, then Telematics undertakes to reimburse Derech Eretz with the amount overpaid within 30 days of receiving written notification of such resolution being made; in the event that the dispute resolution determines that the consideration payable during the period referred to in this clause was too low, Derech Eretz undertakes to pay
Telematics the excess payable within 30 days of receiving written notification of such resolution being made.

6.4 In the event that the State claims that an Event of Release has occurred, the provisions of Section 6 and Section 7 hereof shall apply mutatis mutandis between the State, Telematics and the Escrow Agent.

7.1 RELEASE FOR FAILURE OF TELEMATICS TO RESPOND: In the event that the Escrow
Agent does not receive the certificate of Telematics mentioned in Section 6.3 above within the Notice Period, an Event of Release shall be deemed to have occurred and the Escrow Agent shall, in accordance with Section 7.2, deliver the
Escrow Materials to Derech Eretz.

7.2 DELIVERY OF ESCROW MATERIALS TO DERECH ERETZ: If an Event of Release has
occurred or is deemed to have occurred and the Escrow Agent is required to deliver the Escrow Materials to

                                       6

Derech Eretz pursuant to this Agreement, the Escrow Agent shall deliver all the
Escrow Materials, to Derech Eretz within the time period as set out above and the Escrow Agent shall thereafter have no further obligation or responsibility to Derech Eretz in respect of the Escrow Materials.

ESCROW AGENT

8.1 LIMITED LIABILITY: The Escrow Agent shall be responsible to perform its obligations under this Agreement and to act in a reasonable and prudent manner with regard to this escrow arrangement. Provided that the Escrow Agent has acted in the manner stated in the preceding sentence, each of Derech Eretz and
Telematics shall in equally indemnify, defend and hold harmless the Escrow Agent from any and all claims, actions, damages, arbitration fees and expenses, costs, attorney's fees and other liabilities incurred by the Escrow Agent relating in any way to this escrow arrangement provided, however, for greater certainty, that the foregoing agreements to indemnify, defend and hold harmless shall not apply to any claim, action, damage, arbitration fee and expenses, cost, attorney's fee or other liability which arise as a result of the Escrow Agent's negligence or willful misconduct. Telematics and Derech Eretz's total liability hereunder shall not be exceed [TBD].

8.2 SCOPE OF OBLIGATIONS ASSUMED: The Escrow Agent accepts the duties in this
Agreement required to be performed by the Escrow Agent and agrees to perform the same upon the terms and conditions set forth in this Agreement. The Escrow Agent shall only have those duties and responsibilities expressly set out in this
Agreement and shall not be obligated to recognize nor have any liability or responsibility arising under any other agreement to which the Escrow Agent is not a party, notwithstanding that reference thereto may be made herein.

8.3 VALIDATION OF ESCROW MATERIALS: The Escrow Agent shall not be responsible for determining whether Telematics has an obligation to deliver material into
Escrow or for verifying their sufficiency, genuineness or validity of, or title to, any of the Escrow Materials, but shall be responsible to ensure that the deposits of the Escrow Materials are in conformance with the requirements as set out in this Agreement and that the labeling of each deposit matches the item and descriptions and quantity on the DSI Certificate and to notify Derech Eretz of each deposit.

8.4 ACCEPTABLE RELIANCE: The Escrow Agent may rely upon any instrument in writing that it believes in good faith to be genuine and sufficient and properly presented in accordance with the terms of this Agreement.

8.5 RETAINING COUNSEL: The Escrow Agent may retain such counsel or other experts or advisers or agents as it may reasonably require for the purpose of discharging its duties hereunder upon the prior written consent of both
Telematics and Derech Eretz.

8.6 RESIGNATION: The Escrow Agent may resign and be discharged from all further duties and liabilities hereunder by giving ninety (90) days prior written notice of its intention to resign as Escrow Agent to both Telematics and Derech Eretz.
If the Escrow Agent resigns, a new escrow

                                       7

agent shall be appointed by mutual agreement of Telematics and Derech Eretz. If
Telematics and Derech Eretz can not agree as to a new escrow agent within forty-five (45) days following receipt of the notice of resignation, the matter shall be resolved within ninety (90) days by dispute resolution in accordance the CIH Agreement applied mutatis mutandis. The new escrow agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as the Escrow Agent upon execution of this Agreement.
Notwithstanding the foregoing, the Escrow Agent shall not be released from its obligations hereunder until a new escrow agent has been appointed who has assumed all the responsibilities and obligations of the Escrow Agent hereunder and the Escrow Agent has transferred the Escrow Materials to such new escrow agent in an appropriate manner and the new escrow agent has confirmed the receipt of all the Escrow Materials as aforesaid.

8.7 THIRD PARTY PROCEEDINGS AGAINST ESCROW MATERIALS: If:

(a) the Escrow Materials become subject to an order of the Court;

(b) the delivery of the Escrow Materials is stayed or enjoined by any order of the Court; or

(c) any other order, judgment or decree is made or entered by the Court affecting the Escrow Materials.

the Escrow Agent is authorized in its sole discretion to obey and comply with all orders, final judgments or decrees so entered or issued provided that the
Escrow Agent shall immediately notify Telematics and Derech Eretz upon becoming aware of such order, judgment or decree or the possibility of such order, judgment or decree coming into effect and in case the Escrow Agent obeys and complies with any such order, final judgment or decree, the Escrow Agent shall not be liable to any of the other parties thereto, their successors and assigns or to any other Person by reason of such compliance.

8.8 FEES: Telematics and Derech Eretz shall each pay the Escrow Agent or Escrow
Agent's authorized representative, designated in writing by the Escrow Agent, half of any and all fees and taxes associated with the escrow account.
Notwithstanding the foregoing, it is hereby expressly stated and declared that the Escrow Agent shall, at all times during the term of this Agreement, be under a duty of care and a fiduciary duty in favor of both Telematics and Derech
Eretz.

TERM AND TERMINATION

9.1 TERM: This Agreement shall commence on the date first written above and, subject to Section 9.5, shall continue for such period as the CIH Agreement remains in effect (other than by operation of clauses deemed therein to be of indefinite duration or the operation of which is prolonged by means of a
"survival clause"), unless terminated in accordance with the provisions of this
Agreement.

                                       8

9.2 TERMINATION: This Agreement may only be terminated:

(a) By instrument in writing executed by Telematics and Derech Eretz:

(b) Upon the delivery of the Escrow Materials to Derech Eretz and/or the State
as the case may be in accordance with Section 7.2 above;

(c) By the Escrow Agent for non-payment of Escrow Agent's fees; in accordance with Section 9.3

(d) By Telematics vis a vis Derech Eretz upon termination of the CIH Agreement due to a breach of contract by Derech Eretz. However, for the avoidance of doubt the terms of this Escrow Agreement shall continue to be binding as between
Telematics and the State. Telematics and the State shall under such circumstances confirm to the Escrow Agent, the continued payment of the Escrow fees.

9.3 TERMINATION FOR NONPAYMENT: In the event of non-payment by Telematics of fees owed to the Escrow Agent by Telematics, Derech Eretz shall have the right
(but not the obligation) to make the payment to the Escrow Agent to cure the default. If the past due payment is not received in full by the Escrow Agent within thirty (30) days of the date of receipt by the Parties of written notice of the past due payment, then the Escrow Agent shall have the right to terminate this Agreement any time thereafter by sending written notice of termination to all parties provided that the Escrow Agent shall deliver all the Escrow
Materials to Derech Eretz immediately upon termination. In the event of non-payment by Derech Eretz of fees owed to the Escrow Agent by Derech Eretz, if the past due payment is not received in full by the Escrow Agent within thirty
(30) days of the date of receipt by the Parties of written notice of the past due payment, then the Escrow Agent shall have the right to terminate this
Agreement any time thereafter by sending written notice of termination to all parties provided that the Escrow Agent shall deliver, all the Escrow Materials to Telematics immediately upon termination. The Escrow Agent shall have no obligation to take any other action under this Agreement so long as any payment due to the Escrow Agent, and for which notice of delinquency has been given by the Escrow Agent to all Parties, remains unpaid and the Escrow Materials have been delivered to Derech Eretz or Telematics, as the case may be.

9.4 RETURN OF ESCROW MATERIALS: Upon the termination of this Agreement pursuant to section 9.2 (a), the Escrow Agent shall return to Telematics, unless delivered to Derech Eretz pursuant to the terms hereof, all copies of the Escrow
Materials and the Escrow Agent shall thereupon be discharged from all its obligations under this Agreement.

9.5 SURVIVAL: Sections 2, 7, 9.4, this Section 9.5, and Section 10.6 shall survive the termination of this Agreement.

                                       9

GENERAL

10.1 RESOLUTIONS OF DISPUTES: The Parties agree that the disputes resolution procedure set forth herein between Telematics and Derech Eretz shall be in accordance with the CIH Agreement, applied mutatis mutandis. However, in the event that a dispute arises between Telematics and the State, the State and
Telematics will each be entitled to appoint one arbitrator. The two arbitrators will thereafter appoint a third arbitrator who shall serve as chairman of the arbitration panel. In the absence of consent concerning the identity of the third arbitrator or if the third arbitrator refuses to or is unable to fulfill his position, the third arbitrator shall be appointed by the District Court of
Jerusalem. The provisions of clause 20.1.3 of the CIH Agreement shall apply to the arbitration panel, mutatis mtandis.

10.2 INCORPORATION OF TERMS: The Parties hereto agree that all terms and covenants contained in the CIH Agreement relating to the Intellectual Property and confidentiality apply to this Agreement and the Production File, mutatis mutandis.

10.3 NOTICE: All notices required or permitted by this Agreement, including notices of release of materials or termination of this Agreement, shall be in writing and delivered personally or by courier or sent by telecopier to:

(a) in the case of Telematics, at:

Attention:

Fax No.

(b) in the case of Derech Eretz, at:

Attention:

Fax No.

(c) in the case of the Escrow Agent, at:

ATTENTION:

FAX NO.

Or at such address or fax number of which the addressee may from time to time have notified the addresser. A notice shall be deemed to have been sent and received on the day it is delivered personally, or the next business Day by courier, or on the day on which transmission is confirmed, if telecopied. If such day is not a Business Day or if the notice is received after ordinary office hours (time of place of receipt), the notice shall be deemed to have been sent and received on the next Business Day.

                                       10

10.4 TIME OF THE ESSENCE: Time is of the essence of every provision of this
Agreement. Extension, waiver or variation of any provision of this Agreement shall not be deemed to affect this provision and there shall be no implied waiver of this provision.

10.5 FURTHER ACTS: The Parties shall do or cause to be done all such further acts and things as may be reasonably necessary or desirable to give full effect to this Agreement. Without limiting the foregoing, each of the Parties will at any time and from time to time execute and deliver or cause to be reasonably requested by any other party in order to cure any defect in the execution and/or delivery of this agreement.

10.6 JURISDICTION: This Agreement shall be governed by the laws of the State of
Israel and shall be subject to the exclusive jurisdiction of the competent courts of Tel Aviv, Israel.

10.7 AMENDMENT: This Agreement may be amended only by written agreement executed by the Parties.

10.8 WAIVER: Save as otherwise expressly set out herein, no waiver of any provision of this Agreement shall be binding unless it is in writing. No indulgence or forbearance by a Party shall constitute a waiver of such Party's right to insist on performance in full and in a timely manner of all covenants in this Agreement. Waiver of any provision shall not be deemed to waive the same provision thereafter, or any other provision of this Agreement at any time.

10.9 ENTIRE AGREEMENT: This agreement, the Schedules forming part of this
Agreement and the Agreements contemplated herein or therein, constitute the entire agreement among the Parties pertaining to all the matters herein and supersede all prior agreements, understanding, negotiations and discussions between the Parties, whether oral or written.

10.10 SEVERABILITY: If any of this Agreement or portion thereof or the application thereof to any person or circumstances shall to any extent be invalid or unenforceable:

(a) The reminder of this Agreement or the application of such provision or portion thereof to any other Person or circumstances shall not be affected thereby; and

(b) The Parties hereto will negotiate in good faith to amend this Agreement to implement the intentions set forth herein. Each provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

10.11 COUNTERPARTS: This Agreement may be executed in one or more counterparts, which together shall constitute one and the same Agreement.

10.12 ASSIGNMENT: This agreement may not be assigned by the Parties without the prior written consent of the others, save and except that Derech Eretz shall be entitled to assign this Agreement to the State or to its lenders.

                                       11

10.13 ENUREMENT AND BINDINGS EFFECTS: This is Agreement shall enure to the benefit of the Parties hereto and their respective permitted successors and assigns and beneficiaries and shall be binding upon the Parties hereto and their respective successors and assigns and beneficiaries.

10.14 NO PARTNERSHIP: It is understood and agreed that nothing contained in this
Agreement shall constitute or be deemed to create a partnership, joint venture or principal and agent relationship among the Parties.

                                       12

IN WITNESS WHEREOF THE PARTIES HERETO HAVE CAUSED THIS AGREEMENT TO BE SIGNED,
SEALED AND DELIVERED BY THEIR RESPECTIVE AUTHORIZED SIGNATORIES EFFECTIVE AS OF
THE DATE FIRST WRITTEN ABOVE.

TELEMATICS
----------

PER:
      ----------------
NAME
      ----------------

TITLE
      ----------------

PER:
      ----------------

NAME
      ----------------
TITLE
      ----------------

DERECH ERETZ HIGHWAYS (1997) LTD.
---------------------------------

PER:
      ----------------

NAME
      ----------------
TITLE
      ----------------

PER:
      ----------------

NAME
      ----------------

TITLE
      ----------------

ESCROW AGENT
------------

PER:
      ----------------

NAME
      ----------------

TITLE
      ----------------

PER:
      ----------------

NAME
      ----------------

TITLE
      ----------------

                                       13